Exhibit 10.56
CREDIT AGREEMENT
     THIS CREDIT AGREEMENT (this “Agreement”) made as of the 1st day of May, 2006, by and among:
     NATIONAL CONSUMER COOPERATIVE BANK, a corporation chartered by Act of Congress of the United States which conducts business under the trade name National Cooperative Bank (the “Borrower”);
     Each lender from time to time a party to this Agreement (individually, a “Bank” and, collectively, the “Banks”); and
     SUNTRUST BANK, as Administrative Agent for the Banks (in such capacity, together with its successors in such capacity, the “Agent”), as Issuing Bank and as Swing Line Lender.
WITNESSETH:
     WHEREAS, the Borrower has requested that the Banks establish a $350,000,000 revolving credit facility for the Borrower, and the Banks have agreed to establish such credit facility on the terms and conditions of this Agreement;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Borrower, the Banks, the Issuing Bank, the Swing Line Lender and the Agent agree as follows:
     ARTICLE 1 DEFINITIONS; EFFECTIVE DATE.
     (a) As used in this Agreement, the following terms shall have the following meanings:
     “Affected Lender” shall have the meaning set forth in Section 2.25 hereof.
     “Additional Costs” shall have the meaning set forth in Section 2.20 hereof.
     “Affected Loans” shall have the meaning set forth in Section 2.23 hereof.
     “Affiliate” shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event: (i) any Person which owns directly or indirectly securities having more than 5% of the ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (ii) each shareholder, director and officer of the Borrower shall be deemed to be an Affiliate of the Borrower.
     “Aggregate Revolving Commitments” shall mean the sum of the Revolving Commitments of all Banks at any time outstanding. On the Effective Date, the Aggregate Revolving Commitments equal $350,000,000.
     “Agreement” shall mean this Credit Agreement as the same may from time to time be supplemented, amended or modified.
     “Applicable Lending Office” shall mean, with respect to each Bank, the Lending Office designated below its name on the signature pages hereto or in the Assignment and Acceptance pursuant to which it became a Bank hereunder, or such other office of such Bank or of an affiliate of such Bank as such Bank may from time to time specify to the Agent and the Borrower as the office at which its Loans of such type are to be made and maintained.
     “Applicable Margin” shall mean, as of any date, with respect to LIBOR Loans outstanding on any date, (a) at all times during which any Ratings are in effect, a percentage per annum set forth on the pricing grid contained in Part I of Schedule 1 based upon the Ratings in effect as of the date of determination and (b) at all times during which no Ratings are in effect, percentage per annum determined by reference to the ratio of the Borrower’s Consolidated Debt to Consolidated Adjusted Net Worth (as calculated in accordance with Section 6.9(c)) in effect on the date of determination as set forth on the pricing grid contained in Part II of Schedule 1. A change in the Applicable Margin resulting from a change in the Ratings shall be effective on the day on which either Rating Agency changes its Ratings and shall continue until the day prior to a further change becomes effective. Any change in the Applicable Margin resulting from a change in the ratio of the Borrower’s Consolidated Debt to Consolidated Adjusted Net Worth shall be effective on the third day after which the Borrower is required to deliver the financial statements required by Sections 5.1 and 5.2 and the compliance certificate required by Section 5.5; provided further, that if at any time the Borrower shall have failed to deliver such financial statements and such certificate (after giving effect to the applicable cure period provided in Section 8.3), the Applicable Margin shall be at Level V until such time as such financial statements and certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, the Applicable Margin from the Effective Date until the first financial statement and compliance certificate are required to be delivered shall be a Level III.
     “Applicable Percentage” shall mean, with respect to the Commitment Fee as of any date, (a) at all times during which any Ratings are in effect, a percentage per annum set forth on the pricing grid contained in Part I of Schedule 1 based upon the Ratings in effect as of the date of determination and (b) at all times during which no Ratings are in effect, percentage per annum determined by reference to the ratio of the Borrower’s Consolidated Debt to Consolidated Adjusted Net Worth (as calculated in accordance with Section 6.9(c)) in effect on the date of determination as set forth on the pricing grid contained in Part II of Schedule 1. A change in the Applicable Percentage resulting from a change in the Ratings shall be effective on the day on which either Rating Agency changes its Ratings and shall continue until the day prior to a further change becomes effective. Any change in the Applicable Percentage resulting from a change in the ratio of the Borrower’s Consolidated Debt to Consolidated Adjusted Net Worth shall be effective on the third day after which the Borrower is required to deliver the financial statements required by Sections 5.1 and 5.2 and the compliance certificate required by Section 5.5; provided further, that if at any time the Borrower shall have failed to deliver such financial statements and such certificate (after giving effect to the applicable cure period provided in Section 8.3), the Applicable Percentage shall be at Level V until such time as such financial statements and certificate are delivered, at which time the Applicable Percentage shall be determined as provided above. Notwithstanding the foregoing, the Applicable Percentage from the Effective Date until the first financial statement and compliance certificate are required to be delivered shall be a Level III.
     “Asset Sale” shall mean any one or series of related transactions in which the Borrower or its Subsidiaries conveys, transfers, assigns, sells, leases, licenses or otherwise disposes of, directly or indirectly, any of its properties, businesses or assets (including, without limitation, the sale or issuance of Capital Stock of any Subsidiary) whether owned on the Effective Date or thereafter acquired.
     “Asset Securitization” shall mean, with respect to any Person, a transaction involving the sale or transfer of receivables by such Person to a special purpose corporation or grantor trust or similar entity (an “SPV”) established solely for the purpose of purchasing such receivables from the Borrower or any Subsidiary for Cash in an amount equal to the Fair Market Value thereof; provided, however, that the Borrower or any Subsidiary may (A) establish and maintain a reserve account containing Cash or Securities as a credit enhancement in respect of any such sale, or (B) purchase or retain a subordinated interest in such receivables being sold.
     “Asset Securitization Recourse Liability” shall mean, with respect to any Person, the maximum amount of such Person’s liability (whether matured or contingent) under any agreement, note or other instrument in connection with any one or more Asset Securitizations in which such Person has agreed to repurchase receivables or other assets, to provide direct or indirect credit support (whether through cash payments, the establishment of reserve accounts containing cash or Securities, an agreement to reimburse a provider of a letter of credit for any draws thereunder, the purchase or retention of a subordinated interest in such receivables or other assets, or other similar arrangements), or in which such Person may be otherwise liable for all or a portion of any SPV’s obligations under Securities issued in connection with such Asset Securitizations.
     “Assignment and Acceptance” shall mean an assignment and acceptance agreement entered into by a Bank and an assignee, and, to the extent required, the Borrower and the Agent, in accordance with Section 10.14 and in substantially the form of Exhibit B hereto.
     “Attributable Indebtedness” shall mean, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

     “Availability Period” shall mean the period from the Effective Date to the Commitment Termination Date.
     “Base Rate” shall mean the higher of (i) the rate which SunTrust Bank announces from time to time as its prime lending rate, as in effect from time to time, and (ii) the Federal Funds rate, as in effect from time to time, plus one-half of one percent (1/2%) per annum (any changes in such rates to be effective as of the date of any change in such rate). The SunTrust Bank prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. SunTrust Bank may make commercial loans or other loans at rates of interest at, above, or below the SunTrust Bank prime lending rate.
     “Base Rate Loan” shall mean Loans the interest on which is determined on the basis of rates referred to in the definition of “Base Rate” in this Article 1.
     “Borrowing Notice” shall have the meaning set forth in Section 2.3 hereof.
     “Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in New York City and Atlanta, Georgia are authorized or required to close under the laws of the State of New York and Georgia and, if the applicable day relates to a LIBOR Loan, or an Interest Period for a LIBOR Loan, the day on which dealings in dollar Deposits are also carried on in the London interbank market and banks are open for business in London.
     “Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase or acquire any of the foregoing.
     “Capitalized Lease” shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.
     “Cash” shall mean, as to any Person, such Person’s cash and cash equivalents, as defined in accordance with GAAP consistently applied.
     “Casualty Event” shall mean, with respect to any Property (including any interest in Property) of the Borrower and its Subsidiaries, any loss or destruction of, damage to, or condemnation or other taking of, such Property for which the Borrower or its Subsidiaries receives insurance proceeds, proceeds of a condemnation award or other compensation.
     “Change in Control” shall mean (a) with respect to the Borrower, the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof) or (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of twenty five percent (25%) or more of the outstanding shares of the voting stock of the Borrower or (b) the

Borrower shall own, directly or indirectly, less than eighty percent (80%) of the voting stock of any Financial Institution Subsidiary.
     “Class A Notes” shall mean the class A notes issued by the Borrower to the Secretary of the Treasury on behalf of the United States pursuant to Section 116(a)(3)(A) (12 U.S.C. Section 3026(a)(3)(A)) of the National Consumer Cooperative Bank Act, as amended, 12 U.S.C. Section 3001, ET SEQ. (the “Bank Act”) on the Final Government Equity Redemption Date (the “Redemption Date”) in full and complete redemption of the class A stock of the Borrower held by the Secretary of the Treasury on such Redemption Date and replacement notes for such class A notes in a principal amount(s) not greater than those notes being replaced and containing identical terms of subordination as the class A notes, as provided in the Amended and Restated Financing Agreement dated as of November 26, 2003 between the Borrower and the Department of the Treasury, to which the Class A Notes are subject. The terms “class A notes”, “Final Government Equity Redemption Date”, and “class A stock” are defined in the Bank Act, which definitions are incorporated by this reference as if fully set forth herein.
     “Class B Stock” shall mean “class B stock” the terms of which are defined in 12 U.S.C. Section 3014 as in effect on the date hereof.
     “Class B1 Common Stock” shall mean the series of Class B Stock comprising Class B Stock purchased for cash after June 28, 1984.
     “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.
     “Commitment Fee” shall have the meaning set forth in Section 2.4 hereof.
     “Commitment Termination Date” shall mean April 29, 2011, or such earlier date on which the Loans may become due and payable pursuant to Article 8 hereof or on which the Revolving Commitments are terminated pursuant to Section 2.2.
     “Compliance Certificate” shall mean a certificate executed by the president, chief financial officer or treasurer of the Borrower to the effect that, as of the effective date of the certificate, no Default or Event of Default under this Agreement exists or would exist after action intended to be taken by the Borrower, as described in such certificate, including, without limitation, that the covenants set forth in Section 6.9 would not be breached after giving effect to such action, together with a calculation in reasonable detail, and in form and substance satisfactory to the Agent, of such compliance.
     “Confidential Information” means financial statements, agreements, reports, certificates and other information that the Borrower, or any of its agents, furnishes to the Agent or any Bank in writing designated as confidential (but including, regardless of whether or not so designated, any information relating to (i) the economic and legal (including contractual) arrangements between (a) the Borrower and (b) its customers and (ii) acquisition and other investment opportunities available to the Borrower), but does not include any such information that is or becomes generally available to the public other than as a result of a breach by the Agent or any Bank of its obligations hereunder or that is or becomes available to the Agent or such Bank from a source other than the Borrower that is not, to the best of the Agent’s or such Bank’s knowledge, acting in violation of a confidentiality agreement with the Borrower.
     “Consolidated Adjusted Net Income” shall mean, for any fiscal period of the Borrower, net earnings or net loss (determined on a consolidated basis) of the Borrower and its Subsidiaries after income taxes for such period, but excluding from the determination of such earnings the following items (together with the income tax effect, if any, applicable thereto): (i) the proceeds of any life insurance policy; (ii) any gain or loss arising from the sale of capital assets; (iii) any gain arising from any reappraisal, revaluation or write-up of assets (other than gains arising from reappraisals, revaluations or write-ups of any loans held by the Borrower or its Subsidiaries to the extent required by GAAP); (iv) any gain arising from transactions of a non-recurring or non-operating and material nature or arising from sales or other dispositions relating to the discontinuance of operations; (v) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (vi) earnings of any corporation, substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition; (vii) net earnings of any business entity (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Subsidiary in the form of cash distributions, (viii) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Borrower or any other Subsidiary, (ix) the earnings of any Person to which assets of the Borrower shall have been sold, transferred or disposed of, or into which the Borrower shall have merged, prior to the date of such transaction, (x) any gain arising from the acquisition of any securities of the Borrower or any of its Subsidiaries, and (xi) any amortization of deferred or other credit representing the excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary.
     “Consolidated Adjusted Net Worth” shall mean, at any time, with respect to the Borrower and its Subsidiaries (determined on a consolidated basis), the amount of Capital Stock plus (or minus in the case of a deficit), the capital surplus and earned surplus of the Borrower and its Subsidiaries, less (without duplication) the sum of the net book value, after deducting any reserves applicable thereto, of all items of the following character which are included in the assets of the Borrower and its Subsidiaries:
          (i) all deferred charges and prepaid expenses other than prepaid taxes and prepaid insurance premiums;
          (ii) treasury stock;
          (iii) unamortized debt discount and expense and unamortized stock discount and expense;
          (iv) goodwill, the excess of the cost of assets acquired over the book value of such assets on the books of the transferor, the excess of the cost of investments in any Person (including any Subsidiary) over the value of such investments on the books of such Person at the time of making such investments, organizational or experimental expense, patents, trademarks, copyrights, trade names and other intangibles;

          (v) all receivables (other than Eurodollar deposits) owing by Persons whose principal place of business or principal assets are located in any jurisdiction other than the United States of America or Canada; and
          (vi) any increment resulting from any reappraisal, revaluation or write-up of capital assets subsequent to December 31, 2005.
If the Borrower or any of its Subsidiaries shall have any Investments which are not permitted under this Agreement, such Investments shall be excluded from the calculation of Consolidated Adjusted Net Worth.
     “Consolidated Debt” shall mean, as at any date of determination thereof, the aggregate amount of all Indebtedness of the Borrower and its Subsidiaries (including, without limitation, the aggregate stated amount all Letters of Credit and the aggregate principal amount of all Swing Line Loans) plus, without duplication, the aggregate amount of the obligations of the Borrower and its Subsidiaries set forth below, at such time:
          (a) the principal amount of all recourse and non-recourse interest bearing obligations of the Borrower or any Subsidiary including, without limitation, any such obligations bearing an implicit rate of interest, such as Capitalized Leases, and interest bearing obligations secured by any Lien upon Property owned by the Borrower or any Subsidiary, even though such Person has not assumed or become liable for the payment of such obligations and any trust preferred securities;
          (b) the aggregate amount of all demand and term deposits made by any Person with the Borrower or any Subsidiary (including, without limitation, certificates of deposit issued by the Borrower or any Subsidiary); and
          (c) the face amount of all letters of credit issued by the Borrower or any Subsidiary and all bankers’ acceptances accepted by the Borrower or any Subsidiary.
     “Consolidated Earnings Available for Fixed Charges” for any period shall mean the sum of: (i) Consolidated Adjusted Net Income for such period; plus (ii) to the extent deducted in determining Consolidated Adjusted Net Income for such period, (a) all provisions for any Federal, state or other income taxes made by the Borrower and its Subsidiaries during such period, and (b) Consolidated Fixed Charges during such period plus (iii) contributions made by the Borrower to Development Corp.
     “Consolidated Fixed Charges” with respect to the Borrower and its Subsidiaries on a consolidated basis for any period shall mean the sum of: (i) all interest and all amortization of Indebtedness (other than amortization of required periodic payments under the Class A Notes), amortized discount and expense on all Indebtedness for borrowed money of the Borrower and its Subsidiaries, plus (ii) all Rentals payable during such period by the Borrower and its Subsidiaries.
     “Consolidated Net Earnings” shall mean, for any period, the net income or loss of the Borrower and its Subsidiaries, as applicable (determined on a consolidated basis for such Persons at such time), for such period, as determined in accordance with GAAP in effect at such time.

     “Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), 414(c) or 414(m) of the Internal Revenue Code of 1986, as amended, and Section 4001(a)(2) of ERISA.
     “Debt Instrument” shall have the meaning set forth in Section 8.5 hereof.
     “Debt Issuance” means any sale or issuance of Indebtedness by the Borrower or its Subsidiaries other than Indebtedness permitted pursuant to Section 7.1 hereof.
     “Default” shall mean an event which with notice or lapse of time or both would constitute an Event of Default.
     “Development Corp.” shall mean NCB Development Corporation, a District of Columbia non-profit corporation established pursuant to 12 U.S.C. Section 3051(b).
     “Dollars” and the symbol “$” shall mean lawful money of the United States of America.
     “Effective Date” shall mean the date on which all of the conditions precedent set forth in Section 4.1 hereof shall have been satisfied.
     “Eligible Derivatives” shall mean derivative Securities which are sold in the ordinary course of the business of the Borrower and its Subsidiaries for the purpose of hedging or otherwise managing portfolio risk.
     “Equity Issuance” shall mean the sale or issuance by the Borrower or its Subsidiaries of any Capital Stock, other than any sale or issuance solely to the Borrower or any of its wholly-owned Subsidiaries.
     “Excluded Taxes” shall mean with respect to the Agent, any Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Bank, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.25), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new Applicable Lending Office) or is attributable to such Foreign Lender’s failure to comply with Section 2.27(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Applicable Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.27(a).
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations thereunder.

     “Event of Default” shall have the meaning set forth in Article 8 hereof.
     “Existing Loan Agreement” shall mean that certain Fourth Amended and Restated Loan Agreement dated as of February 12, 2002, as amended, by and among the Borrower, the banks signatory thereto, and Bank of America, N.A. (as successor to Fleet National Bank), as administrative agent.
     “Fair Market Value” shall mean, at any time with respect to any Property, the sale value of such Property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively.
     “Federal Funds Rate” shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Atlanta, Georgia time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.
     “Financial Institution Subsidiary” shall mean each of (a) the Thrift, and (b) each other Subsidiary hereafter formed or acquired that is a regulated financial institution.
     “Financial Statements” shall mean (a) the consolidated balance sheet and related consolidated statements of income, changes in members’ equity and cash flows for the Borrower and its Subsidiaries for the fiscal year ended December 31, 2005, all as audited by KPMG LLP and (b) the consolidated balance sheet and related consolidated statements of income, changes in shareholders equity and cash flows for the Thrift for the fiscal year ended December 31, 2005, all as audited by KPMG LLP.
     “Foreign Lender” shall mean any Bank that is organized under the laws of a jurisdiction other than that of the Borrower. For purposes of this definition, the United States of America or any State thereof or the District of Columbia shall constitute one jurisdiction.
     “GAAP” shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis, and subject to the terms of clause (b) of Article I hereof.
     “Grace Period” shall have the meaning set forth in Section 8.1 hereof.
     “Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government.
     “Indebtedness” with respect to any Person shall mean, without duplication, all (i) liabilities or obligations, direct and contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities which, in accordance with such principles, would be set forth in a specific Dollar amount on the liability side of such balance sheet; (ii) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (iii) liabilities or obligations secured by liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; (iv) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and banker’s acceptances credited for such Person; (v) obligations in the form of demand and term deposit accounts maintained by such Person; (vi) Asset Securitization Recourse Liabilities to the extent, but only to the extent, that such obligations have matured; (vii) net obligations (measured on a mark to market basis) under any Swap Contract; and (viii) capital leases to the extent classified as a liability on the balance sheet in accordance with GAAP and Synthetic Lease Obligations (the amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date).
     “Indemnified Taxes” shall mean Taxes other than Excluded Taxes.
     “Interest Period” shall mean, with respect to any LIBOR Loan, each period commencing on the date such Loan is made or converted from a Loan or Loans of another type, or the last day of the next preceding Interest Period with respect to such Loan, and ending on the day that is the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.3 hereof, except that each such Interest Period which commences on the last London Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last London Business Day of the appropriate subsequent calendar month.
Notwithstanding the foregoing: (i) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for LIBOR Loans, if such next succeeding London Business Day falls in the next succeeding calendar month, on the next preceding London Business Day); (ii) no more than fifteen (15) Interest Periods for LIBOR Loans shall be in effect at the same time; (iii) any Interest Period which commences before the Commitment Termination Date shall end no later than the Commitment Termination Date; and (iv) notwithstanding clause (iii) above, no Interest Period shall have a duration of less than one month. In the event that the Borrower fails to select the duration of any Interest Period for any Loan within the time period and otherwise as provided in Section 2.3 hereof, such Loan will be automatically converted into a Base Rate Loan on the last day of the preceding Interest Period for such Loan.
     “Investment” shall mean in any Person by the Borrower:
          (a) the amount paid or committed to be paid, or the value of Property or services contributed or committed to be contributed, by the Borrower for or in connection with the acquisition by the Borrower of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and

          (b) the amount of any advance, loan or extension of credit to, or guaranty or other similar obligation with respect to any Indebtedness of, such Person by the Borrower and (without duplication) any amount committed to be advanced, loaned, or extended to, or the payment of which is committed to be assured by a guaranty or similar obligation for the benefit of, such Person by the Borrower.
     “IRS” shall mean the Internal Revenue Service.
     “Issuing Bank” shall mean SunTrust Bank in its capacity as the issuer of Letters of Credit pursuant to Section 2.26.
     “LC Commitment” shall mean that portion of the Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $50,000,000.
     “LC Disbursement” shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.
     “LC Documents” shall mean the Letters of Credit and all applications, agreements and instruments relating to the Letters of Credit.
     “LC Exposure” shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Bank shall be its Pro Rata Share of the total LC Exposure at such time.
     “Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.26 by the Issuing Bank for the account of the Borrower.
     "LIBOR ” shall mean, for any applicable Interest Period with respect to a LIBOR Loan, the rate per annum that is equal to the quotient of:
     (i) the rate per annum for deposits in Dollars for a period equal to such Interest Period on that page of the Telerate, Reuters or Bloomberg reporting services (whichever one is then currently being used by the Agent for quotations in Dollars) which displays the British Bankers’ Association Interest Settlement Rates for deposits in Dollars as of 11:00 a.m. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period, or if such page or service shall cease to be available, such other page or such other service (as the case may be) for the purpose of displaying British Bankers’ Association Interest Settlement Rates for Dollars as the Agent, in its discretion, shall select; provided, that if the Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Period, LIBOR shall mean the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars are offered to the Agent two (2) Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 10:00 a. m. (Atlanta, Georgia time) for delivery on the first day of such Interest Period and for the number of days comprised therein, divided by

     (ii) a percentage equal to 1.00 minus the maximum reserve percentages (including any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upward to the next 1/100th of 1%) in effect on any day to which the Agent or any Bank is subject with respect to any LIBOR Loan pursuant to regulations issued by the Board of Governors of the Federal Reserve System with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities” under Regulation D). This percentage will be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “LIBOR Loans” shall mean Loans the interest on which is determined on the basis of rates referred to in the definition of “LIBOR” in this Article 1.
     “Lien” shall mean any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.
     “Loan” and “Loans” shall mean all Revolving Loans and Swing Line Loans, in the aggregate or any of them, as the context shall require.
     “Loan Documents” shall mean this Agreement, the Notes, and all other documents executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements of or to all such documents.
     “London Business Day” shall mean a Business Day on which dealings in Dollar deposits are carried out in the London interbank market.
     “Majority Banks” shall mean, at any time, Banks holding more than 50% of the Aggregate Revolving Commitments at such time or, if the Revolving Commitments have been terminated or otherwise reduced to $0 at such time, Banks holding more than (a) 50% of all Loans outstanding at such time plus (b) 50% of the LC Exposure of all Banks.
     “Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets, or liabilities of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform any of its obligations under the Loan Documents, (iii) the rights and remedies of the Agent and the Banks under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.
     “Moody’s” shall mean Moody’s Investors Service, Inc., a Delaware corporation, and any successor thereto.
     “NCB Capital” shall mean NCB Capital Corporation, a Delaware corporation.

     “NCCB Senior Obligations” shall mean, at any date of determination thereof, with respect to the Borrower, the sum of:
          (a) the aggregate unpaid principal amount of Senior Debt, plus
          (b) the aggregate amount of all Capitalized Leases, plus
          (c) Restricted Guarantees computed on the basis of total outstanding contingent liability, plus
          (d) Asset Securitization Recourse Liabilities of the Borrower (meeting the conditions set forth in either clause (i) or clause (ii) below):
               (i) to the extent, but only to the extent, that such obligations arise from the Borrower’s obligation to repurchase receivables or other assets as a result of a default in payment by the obligor thereunder or any other default in performance by such obligor under any agreement related to such receivables; or
               (ii) if the Borrower shall maintain a reserve account containing Cash or Securities in respect of any such obligations or shall retain or purchase a subordinated interest therein, to the extent, but only to the extent, of the amount of such reserve account or subordinated interest.
     “Net Cash Debt Issuance Proceeds” shall mean, with respect to any Debt Issuance, the excess of the gross cash proceeds received by such Person for such Debt Issuance after deduction of all reasonable transaction expenses (including, without limitation, reasonable legal and accounting fees, underwriting discounts and commissions) actually incurred in connection with such Debt Issuance.
     “Net Cash Equity Issuance Proceeds” shall mean, with respect to any Equity Issuance, the excess of the gross cash proceeds received by such Person for such Equity Issuance after deduction of all reasonable transaction expenses (including, without limitation, reasonable legal and accounting fees, underwriting discounts and commissions) actually incurred in connection with such Equity Issuance.
     “Net Cash Sale Proceeds” shall mean the net cash proceeds received by a Person in respect of any Asset Sale, less all out-of-pocket fees, commissions and other expenses actually incurred in connection with such Asset Sale, including the amount of any transfer or documentary taxes required to be paid by such Person in connection with such Asset Sale.
     “New Type Loans” shall have the meaning set forth in Section 2.23 hereof.
     “Nonperforming Assets” shall mean the sum of (a) Nonperforming Loans, (b) nonaccrual investment securities, (c) real estate acquired in satisfaction of debts previously contracted and (d) other real estate owned, in each case, as determined and disclosed in same manner as the reports provided pursuant to Section 5.3 of the Existing Loan Agreement.

     “Nonperforming Loans” shall mean the sum of (a) nonaccrual loans and lease financing receivables, (b) loans and lease financing receivables that are contractually past due ninety (90) days or more as to interest or principal and are still accruing interest and (c) loans for which the terms have been modified due to a deterioration in the financial position of the borrower, in each case, as determined and disclosed in the same manner as the reports provided pursuant to Section 5.3 of the Existing Loan Agreement.
     “Note” and “Notes” shall mean, individually, each of the Revolving Notes and the Swing Line Note, and collectively, all of them.
     “Other Taxes” shall mean any and all present and future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Documents.
     “Payor” shall have the meaning set forth in Section 2.18 hereof.
     “PBGC” shall have the meaning set forth in Section 3.17 hereof.
     “Permitted Liens” shall mean (i) pledges or deposits by the Borrower under workers’ compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of the Borrower), or leases to which the Borrower is a party, or deposits to secure public or statutory obligations of the Borrower or deposits of cash or U.S. Government Bonds to secure surety, appeal, performance or other similar bonds to which the Borrower is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (ii) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens, or Liens arising out of judgments or awards against the Borrower with respect to which the Borrower at the time shall currently be prosecuting an appeal or proceedings for review; (iii) Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested as permitted by Section 6.6 hereof; and (iv) Liens incidental to the conduct of the business of the Borrower or to the ownership of its Property which were not incurred in connection with Indebtedness of the Borrower, all of which Liens do not in the aggregate materially detract from the value of the properties to which they relate or materially impair their use in the operation of the business of the Borrower.
     “Person” shall mean an individual, a corporation, a partnership, a joint venture, limited liability company, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an undivided fiduciary or other capacity.
     “Plan” shall mean at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower, or by the Borrower for any other member of such Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
     “Post-Default Rate” shall mean (i) in respect of any Loans not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such Loans are paid in full equal to (after as well as before judgment) (a) if such Loans are Base Rate Loans, 2% above the Base Rate as in effect from time to time for Base Rate Loans, or (b) if such Loans are LIBOR Loans, 2% above the rate of interest in effect thereon at the time of such default until the end of the then current Interest Period therefor and, thereafter, 2% above the Base Rate as in effect from time to time for Base Rate Loans; and (ii) in respect of other amounts payable by the Borrower hereunder (other than interest) not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such other amounts are paid in full equal to (after as well as before judgment) 2% above the Base Rate as in effect from time to time for Base Rate Loans.
     “Pro Rata Share” shall mean, with respect to any Bank at any time, a percentage, the numerator of which shall be the sum of such Bank’s Revolving Commitment and the denominator of which shall be the Aggregate Revolving Commitments; or if the Revolving Commitments have been terminated, have expired or are otherwise reduced to $0, or if the Loans have been declared to be due and payable pursuant to Article 8, a percentage, the numerator of which shall be the sum of such Bank’s Revolving Credit Exposure and the denominator of which shall be the sum of the aggregate Revolving Credit Exposure of all Banks.
     “Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Qualified Assets” shall mean as at any date of determination thereof, the sum of the following items (a), (b) and (c) owned by a Person:
          (a) the principal amount of all promissory notes and other interest bearing obligations acquired by such Person in the ordinary course of its business less (i) reserves for credit losses applicable thereto, and (ii) unearned income;
          (b) Cash on hand and in banks; and
          (c) Investments other than “Restricted Investments” (as such term is defined in the Senior Note Agreements as in effect on the date hereof).
     “Quarterly Dates” shall mean the last day of each December, March, June and September, the first of which shall be the first such day after the date of this Agreement, provided that, if any such date is not a Business Day or a London Business Day, the relevant Quarterly Date shall be the next succeeding Business Day (for Base Rate Loans or payments of the Commitment Fee) or London Business Day (for LIBOR Loans) (or, in the case of LIBOR Loans, if the next succeeding London Business Day falls in the next succeeding calendar month, then the next preceding London Business Day).
     “Quarterly Fiscal Dates” shall mean the last day of the Borrower’s fiscal quarters.

     “Ratings” shall mean the ratings from time to time established by one or more Rating Agencies for senior, unsecured, non-credit enhanced long-term debt securities of the Borrower (whether or not any such debt securities are then outstanding).
     “Ratings Agencies” shall mean Moody’s and S&P.
     “Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.
     “Regulatory Change” shall mean, as to any Bank, any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States federal, state, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.
     “Rentals” shall mean and include all fixed rentals (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property) payable by the Borrower, as lessee or sublessee under a lease of Property, but shall be exclusive of any amounts required to be paid by the Borrower (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called “percentage leases” shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.
     “Replacement Notice” shall have the meaning set forth in Section 2.25 hereof.
     “Required Payment” shall have the meaning set forth in Section 2.18 hereof.
     “Restricted Guarantees” at any time means all “guarantees” (as defined in Section 7.3 hereof) by the Borrower of obligations of others that constitute sum certain obligations at the time such Guarantees are incurred.
     “Retained Earnings” shall mean the consolidated retained earnings account (whether allocated or unallocated) of the Borrower and its Subsidiaries determined as of any date in accordance with GAAP consistent with those applied in the preparation of the Borrower’s consolidated statement of financial condition for the fiscal year ended December 31, 2005.
     “Return on Average Assets” shall mean, with respect to the Thrift for any Quarterly Fiscal Date, a percentage determined by dividing (a) the sum of the “net income” of the Thrift (as stated in TFR Report Schedule SO, Line S091) for such Quarterly Fiscal Date and the three preceding Quarterly Fiscal Dates by (b) the average of the “total assets” of the Thrift (as stated in TFR Report Schedule SO, Line SI870) for such four Quarterly Fiscal Dates.
     “Revolving Credit Exposure” shall mean, with respect to any Bank at any time, the sum of the outstanding principal amount of such Bank’s Revolving Loans plus such Bank’s LC Exposure plus such Bank’s Swing Line Exposure.

     “Revolving Commitment” shall mean, with respect to each Bank, the obligation of such Bank to make Revolving Loans and to participate in Letters of Credit and Swing Line Loans to the Borrower in an aggregate principal amount not exceeding the amount set forth with respect to such Bank on the signature pages to this Agreement, or in the case of a Person becoming a Bank after the Effective Date, the amount of the assigned “Revolving Commitment” as provided in an Assignment and Acceptance executed by such Person as an assignee, as the same may be changed pursuant to the terms hereof.
     “Revolving Loan” shall mean a loan by a Bank to the Borrower under its Revolving Commitment (other than a Swing Line Loan), which may either be a Base Rate Loan or LIBOR Loan.
     “Revolving Note” shall mean a promissory note of the Borrower payable to the order of a Bank in the principal amount of the Revolving Commitment, in substantially the form of Exhibit A-1.
     “S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Security” shall have the meaning ascribed thereto in Section 2(1) of the Securities Act; provided, however, that Asset Securitization Recourse Liabilities shall not constitute “Securities” except (i) to the extent that such obligations arise from the Borrower’s obligation to repurchase receivables or other assets as a result of a default in payment by the obligor thereunder or any other default in performance by such obligor under any agreement related to such receivables or (ii) if the Borrower shall maintain a reserve account containing Cash or Securities in respect of any such obligations or shall retain or purchase a subordinated interest therein to the extent of the amount of such reserve account or subordinated interest.
     “Selected Banks” shall mean the Banks which are signatories to this Agreement and the fifty largest commercial banks which either are United States national banking associations or are chartered under the laws of a state of the United States and which have ratings by Fitch Ratings Ltd. no lower than B/C.
     “Senior Debt” shall mean all Indebtedness of the Borrower for borrowed money that is not expressed to be subordinate or junior to any other Indebtedness, including, without limitation, under this Agreement or the Senior Note Agreements.
     “Senior Notes” shall mean the Senior Notes issued by the Borrower under the terms and conditions of the Senior Note Agreements.
     “Senior Note Agreements” shall mean, collectively, (i) Note Purchase Agreement, dated as of January 8, 2003, in respect of the Borrower’s 5.52% Senior Notes due January 8, 2009 and (ii) Note Purchase and Uncommitted Master Shelf Agreement, dated as of December 28, 2001, in respect of (A) the Borrower’s 6.99% Senior Notes due December 28, 2006, (B) the Borrower’s 5.6% Senior Notes due December 28, 2010, and (C) up to $65,000,000 of Shelf

Notes authorized to be issued thereunder, in each case, as amended, extended, restated, refunded, refinanced or otherwise supplemented or modified from time to time.
     “SPV” shall have the meaning assigned to such term in the definition of “Asset Securitization” in this Article 1 and shall include any Subsidiary of the Borrower having powers limited to the holding of regular or residual interests arising out of Asset Securitizations.
     “Subsidiary” shall mean, with respect to any Person (the “parent”), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Borrower.
     “Subordinated Debt” shall mean any Indebtedness of the Borrower or any of its Subsidiaries, including the Class A Notes, that is (i) expressly subordinated to the Indebtedness and other obligations arising under the Loan Documents and (ii) permitted to be incurred or outstanding pursuant to the terms hereof.
     “SunTrust” shall mean SunTrust Bank, having an office at 303 Peachtree Street, NE, Atlanta, Georgia 30308.
     “Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swing Line Loan Limit” shall mean $30,000,000 as the same may be reduced pursuant to Section 2.2 hereof.
     “Swing Line Exposure” shall mean, with respect to each Bank, the principal amount of the Swing Line Loans as to which such Bank is legally obligated either to make a Revolving

Loan or to purchase a participation in accordance with Section 2.1(b) which shall equal such Bank’s Pro Rata Share of all outstanding Swing Line Loans.
     “Swing Line Loan(s)” shall mean Loans made by SunTrust, in its capacity as Swing Line Lender, pursuant to subsection 2.1(b) hereof.
     “Swing Line Lender” shall mean SunTrust in its individual capacity as lender of Swing Line Loans under this Agreement.
     “Swing Line Note” shall mean a promissory note of the Borrower payable to the order of the Swing Line Lender in the principal amount of the Swing Line Loan Limit, in substantially the form of Exhibit A-2.
     “Synthetic Lease Obligation” shall mean the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of Property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
     “Tangible Assets” shall mean, for the Thrift as of any date, tangible assets as defined under the applicable reporting regulations promulgated by the Office of Thrift Supervision.
     “Tangible Equity” shall mean, for the Thrift as of any date, tangible equity as defined under the applicable reporting regulations promulgated by the Office of Thrift Supervision.
     “Thrift” shall mean NCB, FSB, a federally chartered savings bank located in Hillsboro, Ohio.
     “Total Loans” shall mean, with respect to the Borrower, the line item “Loans and lease financing” set forth on the consolidated balance sheet of the Borrower.
          (b) Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for such changes approved by the Borrower’s independent public accountants) with the Financial Statements; provided, that if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Section 6.9 hereof to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Borrower that the Majority Banks wish to amend Section 6.9 hereof for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Majority Banks.
          (c) This Agreement shall become effective on the Effective Date.

     ARTICLE 2 COMMITMENTS AND LOANS.
     SECTION 2.1 LOANS.
          (a) REVOLVING LOANS. Subject to the terms and conditions set forth herein, each Bank hereby severally agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount at any time that will not result in (i) such Bank’s aggregate Revolving Credit Exposure exceeding such Bank’s Revolving Commitment or (ii) the sum of the aggregate Revolving Credit Exposures of all Banks exceeding the Aggregate Revolving Commitments. During the Availability Period, the Borrower may borrow, prepay (as provided in Section 2.9 hereof) and reborrow the Revolving Loans in accordance with the terms and conditions of this Agreement; provided, that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.
          (b) SWING LINE LOANS.
               (i) SWING LINE LOANS. Subject to the terms and conditions hereof and relying on the representations and warranties herein set forth, upon the Borrower’s request, and subject to the terms and conditions of this Agreement and so long as the Swing Line Lender does not have actual notice that there exists an Event of Default or Default, the Swing Line Lender may, in its sole discretion, on and after the Effective Date to but excluding the Commitment Termination Date, provide to the Borrower a Swing Line Loan Limit of up to Thirty Million Dollars ($30,000,000.00); provided, that the Swing Line Lender shall not in any event be permitted to make any Swing Line Loan if, after giving effect thereto (A) the Revolving Credit Exposure of all Banks at any time exceeds the Aggregate Revolving Commitment, or (B) the aggregate outstanding principal balance of Swing Line Loans would exceed the Swing Line Commitment. The Swing Line Lender shall not at any time be obligated to make any Swing Line Loans. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay in whole or in part, and reborrow under the Swing Line Loan Limit. Indebtedness of the Borrower under the Swing Line Loan Limit shall be evidenced by the Swing Line Note.
               (ii) REQUESTS FOR SWING LINE LOANS. Each request for a Swing Line Loan shall be made in accordance with the provisions of subsection 2.3(b) hereof. On the terms and subject to the conditions of this Agreement, each Swing Line Loan shall be disbursed on the Business Day on which the request therefor was timely made, in same day funds by funding the Borrower’s demand deposit account maintained with the Swing Line Lender, or such other deposit account as may be designated in writing by the Borrower to the Swing Line Lender or the Agent.
               (iii) INTEREST. Each Swing Line Loan shall bear interest at a rate per annum (which rate may be a variable rate) offered by the Swing Line Lender and accepted by the Borrower, but in any event shall be no greater than the Base Rate minus 0.75%. Interest on the Swing Line Loans shall be due and payable to the Swing Line Lender for its own account, on the date such Swing Line Loan is paid pursuant to clauses (iv), (v) or (vi) immediately below, and upon demand therefor, if made earlier, provided that notwithstanding any provision of this Agreement, each Swing Line Loan shall bear interest for a minimum of one (1) day.

               (iv) PRINCIPAL PAYMENTS. The principal and interest outstanding under the Swing Line Loan Limit shall be due and payable (a) on demand made at any time upon one Business Day’s prior notice to the Borrower furnished at or before 2:00 p.m., Atlanta, Georgia time, and (b) in any event on the Commitment Termination Date, provided that if no Event of Default or Default shall have occurred and be continuing at the time of such demand, immediately upon such demand, the Borrower shall be deemed to have submitted a request for a Revolving Loan in an amount necessary to repay the amount demanded, and the provisions of this Agreement concerning advance notice, the minimum principal amounts and integral multiples thereof required for borrowings of Revolving Loans shall not apply to Revolving Loans made pursuant to this subsection 2.1(b)(iv).
               (v) REPAYMENT. The Borrower may, from time to time on any Business Day, make a voluntary repayment in whole or in part, of the outstanding principal amount of any Swing Line Loan, without incurring any premium or penalty, provided that (a) each such voluntary repayment shall require prior written notice given to the Swing Line Lender no later than 3:30 p.m., Atlanta, Georgia time, on the date on which the Borrower intends to make a voluntary repayment, (b) each such voluntary repayment shall be in a minimum amount of One Million Dollars ($1,000,000.00) or an integral multiple thereof (or, if less, the aggregate outstanding principal amount of all Swing Line Loans then outstanding) and (c) each such voluntary repayment is accompanied by all accrued and unpaid interest on all outstanding Swing Line Loans.
               (vi) REVOLVING LOANS. The Swing Line Lender may at any time and from time to time, notwithstanding any Event of Default or Default hereunder, request each Bank to make a Revolving Loan in the form of a Base Rate Loan in the amount of such Bank’s Pro Rata Share of the Swing Line Loans then outstanding (together with interest thereon) and each Bank shall thereupon, by 2:00 p.m. (Atlanta, Georgia time) on the next Business Day following such request, advance such sum directly to the Swing Line Lender and the provisions of this Agreement concerning the minimum principal amounts in integral multiples thereof required for borrowings of Revolving Loans shall not apply to Revolving Loans made pursuant to this subsection 2.1(b).
               (vii) PURCHASE OF PARTICIPATIONS. The Swing Line Lender irrevocably agrees to grant and hereby grants to each other Bank, and to induce the Swing Line Lender to extend the Swing Line Loans to the Borrower, each such other Bank irrevocably agrees, immediately upon the making of a Swing Line Loan and without further action of the Swing Line Lender required, to accept and purchase and hereby accepts and purchases from the Swing Line Lender, on the terms and conditions herein stated, for such Bank’s own account and risk, an undivided interest equal to such Bank’s ratable share (according to its Revolving Commitment) in the Swing Line Lender’s obligations and rights under each Swing Line Loan. Each Bank irrevocably and unconditionally agrees to pay to the Swing Line Lender, by 2:00 p.m. (Atlanta, Georgia time) on the next Business Day after demand is made therefor, without any further action required of the Swing Line Lender, at the principal office of the Swing Line Lender, an amount equal to such Bank’s ratable share of each Swing Line Loan, together with interest on such amount, as herein required. The obligation of each Bank to so reimburse the Swing Line Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Swing Line Lender for the amount of any advance made by the Swing Line Lender under the Swing Line Loan Limit, together with the applicable interest thereon. The Borrower hereby specifically acknowledges and agrees that in the event the Borrower fails to perform in accordance with the terms of this Agreement as it relates to such Swing Line Loan Limit, each Bank shall have a claim against the Borrower, to the extent of such Bank’s funding of its ratable share of any Swing Line Loans.
               (viii) BANKS’ REIMBURSEMENT OF SWING LINE LENDER. If any amount required to be paid by any Bank to the Swing Line Lender pursuant to clause (vii) above in respect to any portion of any advance made by the Swing Line Lender under the Swing Line Loan Limit is paid to the Swing Line Lender within three (3) Business Days after the date such payment is due, such Bank shall pay to the Swing Line Lender on demand an amount equal to the product of such amount, times the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Bank pursuant to clause (vii) above is not in fact made available to the Swing Line Lender by such Bank within three (3) Business Days after the date such payment is due, the Swing Line Lender shall be entitled to recover from such Bank, on demand, such amount with interest thereon calculated from such due date at the rate per annum then applicable to Base Rate Loans hereunder. A certificate of the Swing Line Lender submitted to any Bank with respect to any amounts owing under this clause (viii) shall be conclusive in the absence of manifest error. Until such time as the Banks fund their ratable shares of the Swing Line Loans, the Swing Line Lender shall keep for its own account all interest accrued on advances made in connection therewith.
               (ix) REDISTRIBUTION TO BANKS. Whenever, at any time after the Swing Line Lender has received from any Bank its ratable share of any Swing Line Loan in accordance with clauses (vii) and (viii) above, the Swing Line Lender receives any payment under a Swing Line Loan (whether directly from the Borrower or otherwise) or any payment of interest on account thereof, the Swing Line Lender will promptly distribute to such Bank its ratable share thereof; provided, however, that in the event that any such payment received by the Swing Line Lender shall be required to be returned by the Swing Line Lender, such Bank shall return to the Swing Line Lender the portion thereof previously distributed by the Swing Line Lender to it in the time set forth.
               (x) UNCONDITIONAL OBLIGATIONS; LIMITATION ON LIABILITY. The Borrower’s obligations and each Bank’s obligations under this subsection 2.1(b) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower or any Bank may have or have had against the Swing Line Lender. The Borrower and each Bank also agree that the Swing Line Lender shall not be responsible for, and the Borrower’s obligations and Banks’ obligations hereunder shall not be affected by, among other things, the form, validity, sufficiency, accuracy, genuineness or legal effect of documents or of any endorsements thereon, if believed to be accurate by the Swing Line Lender, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any other party.

The Swing Line Lender shall not be liable for any error, omission, interruption, or delay in transmission, dispatch, or delivery of any message or advice, however transmitted, in connection with any Swing Line Loan, except for errors or omissions caused by the Swing Line Lender’s own gross negligence or willful misconduct (as found in a final, non-appealable judgment by a court of competent jurisdiction). The Borrower and each Bank agrees that any action taken or omitted by the Swing Line Lender under or in connection with any Swing Line Loan, if done in the absence of gross negligence or willful misconduct (as found in a final, non-appealable judgment by a court of competent jurisdiction) shall be binding on the Borrower and each Bank and shall not result in any liability of the Swing Line Lender to the Borrower or any Bank.
     SECTION 2.2 TERMINATION OR REDUCTIONS OF AGGREGATE REVOLVING COMMITMENTS.
     The Borrower shall be entitled to terminate or reduce the Aggregate Revolving Commitments provided that the Borrower shall give notice of such termination or reduction to the Banks as provided in Section 2.3 hereof and that any partial reduction of the Aggregate Revolving Commitments shall be in an aggregate amount equal to One Million Dollars ($1,000,000.00) or in integral multiples of Five Hundred Thousand Dollars ($500,000.00) in excess thereof. Any such reduction shall be permanent and irrevocable. Any termination or reduction of the Aggregate Revolving Commitments made pursuant to this Section 2.2, Section 2.3 or Article 8 hereof which reduces the Aggregate Revolving Commitments below the then current amount of the Swing Line Loan Limit and the LC Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Limit and the LC Commitment to the amount of the Aggregate Revolving Commitment, as so reduced, without any further action on the part of the Swing Line Lender or Issuing Bank, as applicable.
     SECTION 2.3 NOTICES RELATING TO LOANS AND SWING LINE LOANS.
          (a) The Borrower shall give the Agent notice of each borrowing, reborrowing, conversion and prepayment of each Loan and of the duration of each Interest Period applicable to each LIBOR Loan and each termination or reduction of the Aggregate Revolving Commitments (in each case, a “Borrowing Notice”), as follows:
               (i) In the case of the borrowing or reborrowing or repayment of a Base Rate Loan (other than a Swing Line Loan which is governed by subsection (b) hereof), the Borrower shall give notice (by facsimile, electronic mail or by telephone confirmed in writing promptly thereafter) to the Agent no later than 1:30 p.m., Atlanta, Georgia time, on the date of such borrowing, reborrowing or repayment. Each Borrowing Notice requesting a borrowing of a Base Rate Loan shall be in substantially the form of Exhibit C-1 attached hereto.
               (ii) In the case of the borrowing or reborrowing or repayment of a LIBOR Loan, the Borrower shall give notice (by facsimile, electronic mail or by telephone confirmed in writing promptly thereafter) to the Agent no later than 11:00 a.m., Atlanta, Georgia time, three (3) London Business Days prior to such borrowing, reborrowing or repayment of the proposed Loan hereunder. Each Borrowing Notice requesting a borrowing of a LIBOR Loan shall be in substantially the form of Exhibit C-1 attached hereto.

               (iii) In the case of each notice of conversion of Loans of one type into Loans of another type, prepayment and in the case of the termination and each reduction of the Aggregate Revolving Commitments, the Borrower shall give notice (by facsimile or by telephone confirmed in writing promptly thereafter) to the Agent no later than 11:00 a.m., Atlanta, Georgia time, three (3) Business Days prior to the date of the proposed conversion, prepayment, termination or reduction of Aggregate Revolving Commitments.
     Without in any way limiting the Borrower’s obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of a telephonic notice believed by the Agent in good faith to be from the Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower or any employee of the Borrower designated in writing to the Agent by the Chief Financial Officer or Treasurer of the Borrower prior to the receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent’s record of the terms of such telephonic notice. Each such notice of borrowing, reborrowing, conversion or prepayment shall specify the amount (subject to Section 2.1 hereof) and type of the Loans to be borrowed, converted or prepaid (and, in the case of a conversion, the type of Loans to result from such conversion), the duration of each Interest Period applicable to each LIBOR Loan, the date of borrowing, reborrowing, conversion or prepayment (which shall be a Business Day in the case of each borrowing, reborrowing, conversion, prepayment of Base Rate Loans and a London Business Day in the case of each borrowing, conversion or prepayment of LIBOR Loans). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. Each such notice shall also direct the Agent to disburse the proceeds of such Loan by wire transfer or otherwise, but in any event, in immediately available funds, by depositing such proceeds in an account of the Borrower, designated by the Borrower, and maintained with the Agent, or such other deposit account as may be designated in writing by the Borrower to the Agent. Any such Loans so made shall be conclusively presumed to have been made to or for the benefit of the Borrower when deposited to any account of the Borrower with the Agent even though Persons, other than those authorized to borrow on behalf of the Borrower, may have authority to draw against such account. The Agent shall notify the Banks of the content of each such notice promptly after its receipt thereof.
          (b) In the case of the borrowing or reborrowing of a Swing Line Loan, the Borrower shall give notice (by facsimile, electronic mail or by telephone confirmed in writing promptly thereafter) to the Swing Line Lender no later than 3:30 p.m., Atlanta, Georgia time, on the date of such borrowing. Each Borrowing Notice requesting a borrowing of a Swing Line Loan shall be in substantially the form of Exhibit C-2 attached hereto.
     SECTION 2.4 FEES.
          (a) The Borrower shall pay to the Agent for the account of each Bank a commitment fee (the “Commitment Fee”), which shall accrue at the Applicable Percentage (determined daily in accordance with Schedule 1) on the average daily amount of the unused Revolving Commitment of such Bank during the Availability Period; provided, that if such Bank continues to have any Revolving Credit Exposure after the Commitment Termination Date, then the Commitment Fee shall continue to accrue on the daily amount of such Revolving Credit Exposure from and after the Commitment Termination Date to the date that all of such Bank’s Revolving Credit Exposure has been paid in full. Accrued Commitment Fees shall be payable in arrears on the Quarterly Dates and on the Commitment Termination Date, commencing on the first such date after the Effective Date; provided further, that any Commitment Fees accruing after the Commitment Termination Date shall be payable on demand. For purposes of computing the Commitment Fee, the stated amount of all Letters of Credit shall be deemed to be used, and all Swing Line Loans shall be deemed not to be used, under the Aggregate Revolving Commitments.
          (b) The Borrower agrees to pay (i) to the Agent, for the account of each Bank, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at the Applicable Margin for LIBOR Loans then in effect on the average daily amount of such Bank’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to and including the date on which such Letter expires or is drawn in full (including without limitation any LC Exposure that remains outstanding after the Commitment Termination Date) and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Availability Period (or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), as well as the Issuing Bank’s standard fees with respect to amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued letter of credit fees shall be payable in arrears on the Quarterly Dates and on the Commitment Termination Date, commencing on the first such date after the Effective Date; provided further, that any Letter of Credit fees accruing after the Commitment Termination Date shall be payable on demand.
          (c) All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Each determination by the Agent of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.
     SECTION 2.5 LENDING OFFICES.
     The Loans of each type made by each Bank shall be made and maintained at such Bank’s Applicable Lending Office for Loans of such type. The Swing Line Loans made by the Swing Line Lender shall be made and maintained at the Swing Line Lender’s Applicable Lending Office.
     SECTION 2.6 SEVERAL OBLIGATIONS.
     The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve the other Banks of their respective obligations to make their Loans on such date, but no Bank shall be responsible for the failure of the other Banks to make Loans to be made by such other Banks.

     SECTION 2.7 BORROWINGS.
     The Borrower shall give the Agent notice of each borrowing hereunder as provided in Section 2.3 hereof. Not later than 3:00 p.m. (Atlanta, Georgia time) on the date specified for each borrowing hereunder (other than a borrowing in respect of a Swing Line Loan which is governed by subsection 2.1(b) hereof), each Bank shall transfer to the Agent, by wire transfer or otherwise, but in any event in immediately available funds, the amount of the Loan to be made by it on such date, and the Agent, upon its receipt thereof, shall disburse such sum in accordance with the directions of the Borrower contained in the Borrowing Notice relating to such Loan.
     SECTION 2.8 CONVERSIONS OF LOANS.
     The Borrower shall have the right to convert Loans of one type into Loans of another type from time to time, provided that: (i) the Borrower shall give the Agent notice of each such conversion as provided in Section 2.3 hereof; (ii) except as otherwise required herein, LIBOR Loans may be converted only on the last day of an Interest Period for such Loans; and (iii) except as required by Sections 2.23 or 2.24 hereof, no Base Rate Loan may be converted into a LIBOR Loan if on the proposed date of conversion a Default or an Event of Default exists. Notwithstanding the foregoing, Swing Line Loans may not be converted into LIBOR Loans. The Agent shall use its best efforts to notify the Borrower of the effectiveness of such conversion, and the new interest rate to which the converted Loans are subject, as soon as practicable after the conversion; provided, however, that any failure to give such notice shall not affect the Borrower’s obligations, or the Agent’s or the Banks’ rights and remedies, hereunder in any way whatsoever.
     SECTION 2.9 PAYMENTS AND PREPAYMENTS.
          (a) PAYMENTS.
     Unless required to be paid earlier in accordance with the terms and conditions hereof, the Borrower shall pay to (i) the Agent for the account of the Banks, the unpaid principal balance of all Revolving Loans on the Commitment Termination Date and (ii) the Swing Line Lender, the unpaid principal balance of all Swing Line Loans on the Commitment Termination Date.
          (b) OPTIONAL PREPAYMENTS.
               (i) The Borrower shall have the right to prepay the Loans from time to time in whole or in part, provided that the Borrower shall give the Agent notice of each such prepayment as provided in Section 2.3 hereof.
               (ii) All prepayments of the Loans shall be made together with payment of all interest accrued on the amount prepaid, without premium or penalty, but subject to Section 2.24 hereof.
               (iii) Notwithstanding the foregoing, the prepayment of Swing Line Loans shall be governed by subsection 2.1(b) hereof.
          (c) MANDATORY PREPAYMENTS.

     Within three (3) Business Days of the receipt by the Borrower or any Subsidiary of:
               (i) Net Cash Sale Proceeds from Asset Sales (other than Net Cash Sale Proceeds from (1) Asset Securitizations, (2) sales of loans in the ordinary course of business consistent with past practice, (3) the sale or other disposition for fair market value of obsolete or worn out equipment or other assets not necessary for operations disposed of in the ordinary course of business and (4) Asset Sales up to an aggregate amount not to exceed $500,000);
               (ii) Net Cash Equity Issuance Proceeds of the Borrower or any Subsidiary (other than Net Cash Equity Issuance Proceeds that are subject to mandatory repayment pursuant to any requirements governing the Class A Notes);
               (iii) Net Cash Debt Issuance Proceeds of the Borrower or any Subsidiary (other than Net Cash Debt Issuance Proceeds that are subject to mandatory repayment pursuant to any requirements governing the Class A Notes); or
               (iv) cash proceeds in excess of $10,000,000 in the aggregate in any fiscal year received from Casualty Events by the Borrower or any of its Subsidiaries which have not been reinvested by the Borrower or such Subsidiary, as applicable, within 365 days of receipt of such proceeds in the repair or replacement of the property so damaged, destroyed or taken (provided, however, if an Event of Default has occurred and is continuing, such proceeds shall, unless the Majority Banks consent otherwise, be immediately paid to the Agent);
          the Borrower shall, or shall cause its Subsidiaries, to pay to the Agent for the respective accounts of the Banks an amount equal to one hundred percent (100%) of such proceeds, to be applied in the manner set forth in clause (d) immediately below.
     Further, if at any time the aggregate Revolving Credit Exposure of all Banks exceeds the Aggregate Revolving Commitments in effect at such time (whether resulting from a voluntary reduction of Aggregate Revolving Commitments pursuant to Section 2.2 hereof or otherwise), the Borrower shall immediately pay to the Agent for the respective accounts of the Banks the amount of such excess.
          (d) APPLICATION OF MANDATORY PREPAYMENTS.
               (i) Each prepayment required by clause (c) immediately above shall be applied on a pro rata basis to reduce the outstanding amounts under the Revolving Commitments of each Bank without a permanent reduction in the Revolving Commitments of the Banks unless, at the time of such prepayment, an Event of Default shall have occurred and be continuing, in which case (without limiting the provisions of Article 8 hereof) there shall be a pro rata permanent reduction in the Revolving Commitment of each Bank corresponding to the amount of each such prepayment.
               (ii) The prepayment obligation under clause (c) immediately above shall be (A) subject to any applicable law, rule, regulation or judicial or regulatory process; and (B) adjusted on a pro rata basis where required by the terms of the existing Senior Note Agreements.

     SECTION 2.10 USE OF PROCEEDS OF LOANS.
     The Borrower will use the proceeds of all Loans to refinance Indebtedness of the Borrower from time to time (including, without limitation, the Indebtedness under the Existing Loan Agreement and the Borrower’s medium term note and commercial paper programs), to finance working capital needs and for other general corporate purposes of the Borrower and its Subsidiaries.
     SECTION 2.11 INCREASE OF AGGREGATE REVOLVING COMMITMENTS.
     With the prior written consent of the Agent, the Borrower shall have the right at any time and from time to time during the term of this Agreement to request increases in the Aggregate Revolving Commitments and/or the addition of a term loan facility to this Agreement (provided that after giving effect to any increases in the Aggregate Revolving Commitments and/or the addition of a term loan facility pursuant to this Section, the Aggregate Revolving Commitments plus aggregate principal amount of such term loan facility will not exceed $500,000,000). Notwithstanding anything herein or otherwise to the contrary, no Bank shall be required to increase its Revolving Commitment or provide any term loans (or any commitment to provide term loans). All of the terms, provisions and conditions of any proposed term loan facility are subject to the written consent of the Agent and the Majority Banks. At the time the Agent has delivered its written consent to the Borrower under this Section 2.11, the Agent shall also send notice of such consent to the Banks. Each Bank shall notify the Agent within ten (10) Business Days of receipt of such notice whether or not it agrees to increase its Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Bank not responding within such time period shall be deemed to have declined to increase its Revolving Commitment. The Agent shall notify the Borrower and each Bank of the Banks’ responses to each request made hereunder. In addition, the Agent shall promptly notify the Borrower and the Banks of the final allocation of such increase and the effective date of such increase. If a new Bank becomes a party to this Agreement, or if any existing Bank agrees to increase its Revolving Commitment, such Bank shall on the date it becomes a Bank hereunder (or increases its Revolving Commitment, in the case of an existing Bank) (and as a condition thereto) purchase from the other Banks its Revolving Commitment percentage (or in the case of an existing Bank, the increase in the amount of its Revolving Commitment, in each case as determined after giving effect to the increase of Revolving Commitments) of any outstanding Revolving Loans, by making available to the Agent for the account of such other Banks at the Applicable Lending Office, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Bank plus (B) the aggregate amount of payments previously made by the other Banks under Section 2.26(d) which have not been repaid plus (C) interest and fees accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans. The Borrower shall pay to the Banks any amounts payable to such Banks under Section 2.24 as a result of the prepayment of any such Revolving Loans. No increase of the Aggregate Revolving Commitments may be effected under this Section if (x) a Default or Event of Default shall be in existence on the effective date of such increase or would occur from such increase or (y) any representation or warranty made or deemed made by the Borrower or any other Subsidiary in any Loan Document is not (or would not be) true or correct on the effective date of such increase (except for representations or warranties which expressly relate solely to an earlier date and which were true and correct at such time). In connection with any proposed increase in the Aggregate Revolving Commitments pursuant to this Section 2.11, (a) any Bank becoming a party hereto shall execute such documents and agreements as the Agent and the Borrower may reasonably request and (b) the Borrower shall (1) provide the Agent certified copies of all corporate action taken by the Borrower to authorize the increase of the Aggregate Revolving Commitments and/or the addition of a term loan facility pursuant to this Section 2.11 and the execution, delivery and performance of any amendment to this Agreement for such purpose, (2) cause counsel to the Borrower to deliver a favorable written opinion to the Agent, in form and substance satisfactory to the Agent, covering such matters relating to the Borrower, the Loan Documents and the increases contemplated by this Section 2.11 as the Agent may reasonably request, (3) execute such documents and agreements as the Agent may reasonably request and (4) make appropriate arrangements so that each new Bank, and any existing Bank increasing its Revolving Commitment or extending at term loan, receives a new or replacement Note, as appropriate, in the amount of such Bank’s Revolving Commitment or term loan, as the case may be.
     SECTION 2.12 INTEREST.
     The Borrower shall pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan (other than Swing Line Loans, for which interest shall accrue and be paid in accordance with Section 2.1(b)(iii)) made by such Bank for the period commencing on the date of such Loan until such Loan shall be paid in full, at the following rates per annum:
          (a) During such periods such Loan is a Base Rate Loan, the Base Rate in effect from time to time; and
          (b) During such periods such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR for such Loan for such Interest Period plus the Applicable Margin.
          (c) Notwithstanding the foregoing, the Borrower shall pay interest on any Loan or any installment thereof, and on any other amount payable by the Borrower hereunder (other than interest) which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full at the applicable Post-Default Rate. Except as hereinafter provided, accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period for such Loan (and, if such Interest Period exceeds three months’ duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period), and (iii) in the case of any Loan, upon the payment or prepayment thereof (other than a partial prepayment of a Base Rate Loan) or the conversion thereof into a Loan of another type (but only on the principal so paid, prepaid or converted). Interest which is payable at the Post-Default Rate shall be payable from time to time on demand of the Agent or any Bank. Promptly after the establishment of any interest rate provided for herein or any change therein, the Agent will notify the Banks and the Borrower thereof.

     SECTION 2.13 NOTES.
          (a) The Revolving Loans made by each Bank shall be evidenced by a single promissory note of the Borrower (a “Revolving Note” and, collectively, the “Revolving Notes”) in substantially the form of Exhibit A-1 hereto, dated the Effective Date, payable to the order of such Bank in a principal amount equal to such Bank’s Revolving Commitment as originally in effect and otherwise duly completed. All Revolving Loans made by each Bank hereunder and all payments and prepayments made on account of the principal thereof, and all conversions of such Revolving Loans shall be recorded by such Bank on the schedule attached to the relevant Revolving Note (provided, that any failure by such Bank to make any such endorsement or any error therein shall not affect the obligations of the Borrower hereunder or under such Revolving Note in respect of such Revolving Loans, nor shall it otherwise affect such Bank’s rights hereunder or under such Revolving Note, including the right to receive repayment).
          (b) The Swing Line Loans made by the Swing Line Lender shall be evidenced by a single promissory note of the Borrower (the “Swing Line Note”) substantially in the form of Exhibit A-2 hereto, dated the Effective Date, payable to the order of the Swing Line Lender in a principal amount equal to the Swing Line Loan Limit and otherwise duly completed. All Swing Line Loans made by the Swing Line Lender hereunder and all payments and prepayments on account of the principal thereof shall be recorded by the Swing Line Lender on the schedule attached to the Swing Line Note (provided, that any failure by the Swing Line Lender to make such endorsement or any error therein shall not affect the obligations of the Borrower hereunder or under the Swing Line Note, nor shall it otherwise affect the Swing Line Lender’s rights hereunder or under the Swing Line Note, including the right to receive repayment).
     SECTION 2.14 PAYMENTS.
     All payments of principal and interest with respect to LIBOR Loans, and all fees and other charges (including indemnities) payable by the Borrower hereunder, shall be made in Dollars, in immediately available funds, to the Agent not later than 12:00 Noon, Atlanta, Georgia time, on the date on which such payment shall become due (and the Agent or any Bank for whose account any such payment is to be made may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Bank, as the case may be). Principal and interest payable by the Borrower with respect to Base Rate Loans shall be made in Dollars, in immediately available funds, to the Agent not later than 1:30 p.m., Atlanta, Georgia time, on the date on which such payment shall become due (and the Agent or any Bank for whose account any such payment is to be made may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Bank, as the case may be). Principal and interest payable by the Borrower with respect to Swing Line Loans shall be made in Dollars, in immediately available funds, to the Swing Line Lender not later than 3:30 p.m., Atlanta, Georgia time, on the date on which such payment shall become due (and the Swing Line Lender may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Swing Line Lender). Additional provisions relating to payments are set forth in Section 10.3 hereof. Each payment received by the Agent hereunder for the account of a Bank or the Swing Line Lender shall be paid promptly to such Bank or Swing Line Lender, in like funds, for the account of such Bank’s or Swing Line Lender’s Applicable Lending Office for the Loan or Swing Line Loan in respect of which such payment is made. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 10.14(d), from and after the effective date of such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Bank assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments.
     SECTION 2.15 PRO RATA TREATMENT.
     Except as otherwise provided herein: (i) each borrowing from the Banks under Section 2.1 hereof (other than the Swing Line Loan) will be made from the Banks and each payment of each fee (other than the fronting fee in respect of Letters of Credit) shall be made for the account of the Banks, according to its Pro Rata Share, as the case may be; (ii) each partial reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Bank, according to each Bank’s Pro Rata Share, (iii) each conversion of Loans of a particular type under Section 2.8 hereof (other than conversions provided for by Section 2.21 or 2.22 hereof) will be made pro rata among the Banks holding Loans of such type according to the respective principal amounts of such Loans held by such Banks; (iv) each payment and prepayment of principal of or interest on Loans of a particular type will be made to the Agent for the account of the Banks holding Loans of such type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Banks; and (v) Interest Periods for Loans of a particular type shall be allocated among the Banks holding Loans of such type pro rata according to the respective principal amounts of such Loans held by such Banks.
     SECTION 2.16 COMPUTATIONS.
     Interest on all Loans, the Commitment Fee, and the Letter of Credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable.

SECTION 2.17	MINIMUM AMOUNTS OF BORROWINGS, CONVERSIONS, PREPAYMENTS AND INTEREST PERIODS.
          (a) Except for borrowings and conversions which exhaust the full remaining amount of the Aggregate Revolving Commitments (in the case of borrowings) or result in the conversion of all Loans of a particular type (in the case of conversions) or conversions made pursuant to Section 2.23 hereof, each borrowing and each conversion of Loans of one type into Loans of another type hereunder shall be in an amount at least equal to $2,000,000 or a multiple of $1,000,000 (borrowings and conversions of different types of Loans at the same time hereunder to be deemed separate borrowings and conversions for purposes of the foregoing, one for each type); provided, that, with respect to Base Rate Loans, borrowings shall be in an amount at least equal to $1,000,000 or a multiple of $500,000. The principal amount of each optional prepayment of Loans shall be not less than $1,000,000 and integral multiples of $500,000 in excess thereof.

          (b) Except for borrowings which exhaust the Swing Line Loan Limit, each borrowing of principal of the Swing Line Loans hereunder shall be in an amount at least equal to $1,000,000 or a multiple thereof.
     SECTION 2.18 NON-RECEIPT OF FUNDS BY THE AGENT.
     Unless the Agent shall have been notified by a Bank or the Borrower (the “Payor”) prior to the time upon which such Bank is to make payment to the Agent of the proceeds of a Loan (including a Revolving Loan used for the purpose of refunding a Swing Line Loan) to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, repay to the Agent the amount made available to it together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day (when the recipient is a Bank) or equal to the rate of interest applicable to such Loan (when the recipient is the Borrower).
     SECTION 2.19 SHARING OF PAYMENTS, ETC.
     The Borrower hereby agrees that, in addition to (and without limitation of) any right of set-off, banker’s lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it or its Affiliates at any of its offices against any principal of or interest on any of its Loans hereunder, or any fee payable to it or its Affiliates, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that its failure to give such notice shall not affect the validity thereof. If a Bank shall effect payment of any principal of or interest on Loans held by it under this Agreement through the exercise of any right of set-off, banker’s lien, counterclaim or similar right, it shall promptly purchase from the other Banks participations in the Loans held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation in the Loans held by the other Banks may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

     SECTION 2.20 ADDITIONAL COSTS.
          (a) (i) The Borrower shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs incurred by such Bank which such Bank determines are attributable to its making or maintaining any LIBOR Loans or its Revolving Commitment hereunder or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or Revolving Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit or similar requirements relating to or any deposits with or other liabilities of, such Bank (including any deposits referred to in the definition of “LIBOR” in Article 1 hereof); or (iii) imposes any other conditions affecting this Agreement in respect of the LIBOR Loans. Each Bank will notify the Borrower and the Agent of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 2.20(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Each Bank will furnish the Borrower and the Agent with a certificate setting forth the basis and amount of each request for such Bank for compensation from the Borrower under this Section 2.20(a). The Borrower may, by notice to such Bank (with a copy to the Agent), require that such Bank’s LIBOR Loans with respect to which such compensation is so requested be converted into Base Rate Loans in accordance with Section 2.23 hereof.
               (ii) Without limiting the effect of the foregoing provisions of this Section 2.20, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make LIBOR Loans, and to convert Base Rate Loans into LIBOR Loans hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all LIBOR Loans of such Bank then outstanding shall be converted into Base Rate Loans in accordance with Section 2.23 hereof).
          (b) If any existing or future law or regulation or the interpretation thereof by any court or Governmental Authority charged with the administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, either imposes, modifies, deems applicable or results in the application of, any capital maintenance, capital ratio or similar requirement against loan commitments made by any Bank and the result thereof is to impose upon such Bank or increase any capital requirement applicable as a result of the making or maintenance of such Bank’s Revolving Commitment (which imposition of or increase in capital requirements may be determined by the Bank’s reasonable allocation of the aggregate of such capital impositions or increases) then, upon demand by such

Bank (a copy of which demand shall be delivered to the Agent), the Borrower shall immediately pay to the Bank from time to time specified by the Bank, such additional fees as shall be sufficient to compensate the Bank for such imposition of or increase in capital requirements. Such Bank will furnish the Borrower and the Agent with a certificate setting forth the basis and amount of each request by such Bank for compensation from the Borrower under this Section 2.20(b).
          (c) Determinations by any Bank for purposes of this Section 2.20 of the effect of any Regulatory Change on its costs of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be conclusive, absent manifest error.
     SECTION 2.21 LIMITATION ON TYPES OF LOANS.
     Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any LIBOR Loans for any Interest Period therefor:
          (a) the Majority Banks determine (which determination shall be conclusive absent manifest error) that, by reason of any event affecting the money markets in the United States or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement, or
          (b) the Majority Banks determine (which determination shall be conclusive absent manifest error) that the rates of interest referred to in the definition of “LIBOR” in Article 1 hereof upon the basis of which the rate of interest on any LIBOR Loans for such period is determined do not accurately reflect the cost to the Banks of making or maintaining such Loans for such period;
then the Agent shall give the Borrower and each Bank prompt notice thereof (and shall thereafter give the Borrower and each Bank prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Banks shall be under no obligation to make LIBOR Loans or to convert Base Rate Loans into LIBOR Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans either prepay such LIBOR Loans in accordance with Section 2.9 hereof or convert such LIBOR Loans into Base Rate Loans in accordance with Section 2.8 hereof.
     SECTION 2.22 ILLEGALITY.
     Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (i) honor its obligation to make LIBOR Loans hereunder, or (ii) maintain LIBOR Loans hereunder, then such Bank shall promptly notify the Borrower thereof in writing (with a copy to the Agent), describing such illegality in reasonable detail (and shall thereafter promptly notify the Borrower and the Agent of the cessation, if any, of such illegality), and such Bank’s obligation to make LIBOR Loans and to convert Base Rate Loans into LIBOR Loans hereunder shall, upon written notice given by such Bank to the Borrower, be suspended until such time as such Bank may again make and maintain LIBOR Loans and such Bank’s outstanding LIBOR Loans shall be converted into Base Rate Loans in accordance with Sections 2.8 and 2.23 hereof.
     SECTION 2.23 REQUIRED CONVERSIONS.
     If the LIBOR Loans of any Bank (such Loans being herein called “Affected Loans”) are to be converted pursuant to Section 2.20(a) or Section 2.22 hereof, such Bank’s Affected Loans shall be converted into Base Rate Loans (the “New Type Loans”) on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by Section 2.20(a) or Section 2.22, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, until such Bank gives notice as provided below that the circumstances specified in Section 2.20(a) and Section 2.22 hereof which gave rise to such conversion no longer exist:
          (a) to the extent that such Bank’s Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Affected Loans shall be applied instead to its New Type Loans; and
          (b) all Loans which would otherwise be made by such Bank as LIBOR Loans shall be made instead as Base Rate Loans and all Base Rate Loans of such Bank which would otherwise be converted into LIBOR Loans shall remain as Base Rate Loans.
     SECTION 2.24 INDEMNIFICATION.
     The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall compensate such Bank for any loss (including loss of profit), cost or expense incurred by such Bank (as reasonably determined by such Bank) as a result of:
          (a) any payment or prepayment or conversion of a LIBOR Loan held by such Bank (regardless of the reason for such payment, prepayment or conversion, including, without limitation, by reason of Sections 2.20. 2.21, 2.22, 2.23 and 2.25 hereof) on a date other than the last day of an Interest Period for such LIBOR Loan;
          (b) any failure by the Borrower to borrow a LIBOR Loan held by such Bank on the date for such borrowing specified in the relevant Borrowing Notice under Section 2.3 hereof or continue any LIBOR Loan held by such Bank on the date for such continuation; or
          (c) the assignment of any LIBOR Loan other than on the last day of an Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.25 hereof;
such compensation to include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow, convert or prepay to the last day of the then current Interest Period for such LIBOR Loan (or, in the case of a failure to borrow or continue, the Interest Period for such LIBOR Loan which would have commenced on the date of such failure to borrow or continue) at the applicable rate of interest for such LIBOR Loan provided for herein over (b) the amount of interest (as reasonably determined by such Bank) such Bank would have bid in the London interbank market for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period.
     SECTION 2.25 REPLACEMENT OF BANK.
     In the event that any Bank (an “Affected Lender”) (a) demands payment of costs or additional amounts pursuant to Section 2.20, or (b) asserts, pursuant to Section 2.22 that it is unlawful for such Affected Lender to make LIBOR Loans, then (subject to such Affected Lender’s right to rescind such demand or assertion within ten (10) days after the notice from the Borrower referred to below and so long as no Event of Default exists) the Borrower may, upon twenty (20) days’ prior written notice (the “Replacement Notice”) to such Affected Lender and the Agent, with the reasonable assistance of the Agent, elect to cause such Affected Lender to assign all of its rights and obligations under this Agreement (including, without limitation, all of its Revolving Commitment, its LC Exposure, the Loans owing to it and the Note or Notes held by it) to an assignee selected by the Borrower and otherwise permitted pursuant to Section 10.14 hereof, so long as such Affected Lender receives payment in full in cash of the outstanding principal amount of all Loans made by it and all accrued and unpaid interest thereon and all other amounts due and payable to such Affected Lender as of the effective date of such assignment and in such case such Affected Lender shall agree to make such assignment, and such assignee shall agree to accept such assignment and assume all the obligations of such Affected Lender hereunder, in accordance with Section 10.14. Until the consummation of an assignment in accordance with the foregoing provisions of this Section 2.25, the Borrower shall continue to pay to the Affected Lender any obligations owing to it under the Loan Documents as they become due and payable.
     SECTION 2.26 LETTERS OF CREDIT.
          (a) During the Availability Period, the Issuing Bank, in reliance upon the agreements of the other Banks pursuant to Section 2.26(d), agrees to issue, at the request of the Borrower, Letters of Credit for the account of the Borrower on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Commitment Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least $500,000; and (iii) the Borrower may not request any Letter of Credit, if, after giving effect to such issuance (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the aggregate LC Exposure plus the aggregate outstanding Revolving Loans of all Banks would exceed the Aggregate Revolving Commitments. Upon the issuance of each Letter of Credit (or an amendment to such Letter of Credit increasing the amount thereof), the Revolving Commitment of each Bank shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Bank’s Pro Rata Share of the then undrawn face amount of such Letter of Credit, and the Issuing Bank, without any further action by any party hereto, shall be deemed to have sold to each Bank, and each Bank shall be deemed, without any further action by any party hereto, to have purchased from the Issuing Bank without recourse, a participation in such Letter of Credit equal to such Bank’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit.

          (b) To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Issuing Bank written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, whether or not such Letter of Credit will be subject to automatic renewal, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article 4, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.
          (c) The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall notify the Borrower and the Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Banks with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the Issuing Bank and the Agent prior to 11:00 a.m. on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Borrowing Notice to the Agent requesting the Banks to make a borrowing of Revolving Loans on the date on which such drawing is honored in an exact amount due to the Issuing Bank; provided, that for purposes solely of such borrowing, the conditions precedent set forth in Section 4.2 hereof shall not be applicable. The Agent shall notify the Banks of such borrowing in accordance with Section 2.3, and each Bank shall make the proceeds of its Base Rate Loan included in such borrowing available to the Agent for the account of the Issuing Bank in accordance with Section 2.15. The proceeds of such borrowing shall be applied directly by the Agent to reimburse the Issuing Bank for such LC Disbursement.
          (d) If for any reason a Base Rate Loan may not be (as determined in the sole discretion of the Agent), or is not, made in accordance with the foregoing provisions, then each Bank (other than the Issuing Bank) shall be obligated to fund the participation that such Bank purchased pursuant to subsection (a) in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Loan should have occurred. Each Bank’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Bank or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Bank, (v) any amendment, renewal or extension of any Letter of Credit, or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded (which shall be one (1) Business Day after receipt of notice therefor), each Bank shall promptly transfer, in immediately available funds, the amount of its participation to the Agent for the account of the Issuing Bank. Whenever, at any time after the Issuing Bank has received from any such Bank the funds for its participation in an LC Disbursement, the Issuing Bank (or the Agent on its behalf) receives any payment on account thereof, the Agent or the Issuing Bank, as the case may be, will distribute to such Bank its Pro Rata Share of such payment; provided, that if such payment is required to be returned, such Bank will return to the Agent or the Issuing Bank any portion thereof previously distributed by the Agent or the Issuing Bank to it.
          (e) To the extent that any Bank shall fail to pay any amount required to be paid pursuant to clause (d) of this Section 2.26 on the due date therefor, such Bank shall pay interest to the Issuing Bank (through the Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided, that if such Bank shall fail to make such payment to the Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Bank shall be obligated to pay interest on such amount at the Post-Default Rate for Base Rate Loans.
          (f) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives from the Agent or the Majority Banks demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Agent, in the name of the Agent and for the benefit of the Banks, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8.7. Such deposit shall be held by the Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Majority Banks, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not so applied as aforesaid) shall be returned to the Borrower with three (3) Business Days after all Events of Default have been cured or waived.

          (g) The Borrower’s obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:
               (i) Any lack of validity or enforceability of any Letter of Credit or this Agreement;
               (ii) The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Bank (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;
               (iii) Any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;
               (iv) Payment by the Issuing Bank under a Letter of Credit against presentation to the Issuing Bank of a draft or other document that does not comply with the terms of such Letter of Credit;
               (v) Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; or
               (vi) The existence of a Default or an Event of Default.
Neither the Agent, the Issuing Bank, the Banks nor any Affiliate of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided, that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
          (h) Each Letter of Credit shall be subject to, as designated in the application for each such Letter of Credit delivered to the Issuing Bank, either (i) the International Standby Practices, International Chamber of Commerce No. 590 (ISP98) or (ii) the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500, or at the Issuing Bank’s option, such later revision of either (i) or (ii) in effect at the time of issuance or amendment of any such Letter of Credit.
     SECTION 2.27 TAXES.
          (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent or any Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) The Borrower shall indemnify the Agent and each Bank, within five (5) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent or such Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Bank, or by the Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.
          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority pursuant to Section 2.27(a)(iii) and (b) above, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender agrees that it will deliver to the Agent and the Borrower (or in the case of a participant, to the Borrower from which the related participation shall have been purchased) two (2) duly completed copies of (i) Internal Revenue Service Form W-8 ECI, or any successor form thereto, certifying that the payments received from the Borrower hereunder are effectively connected with such Foreign Lender’s conduct of a trade or business in the United States or (ii) Internal Revenue Service Form W-8 BEN, or any successor form thereto, certifying that such Foreign Lender is entitled to benefits under an income tax treaty to which the Untied States is a party which reduces the rate of withholding tax on payments of interest or (iii) Internal Revenue Service Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service; or (iv) such other Internal Revenue Service forms as may be applicable to the Foreign Lender, including Forms W-8 IMY or W-8 EXP. Each such Foreign Lender shall deliver to the Borrower and the Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a participant, on or before the date such participant purchases the related participation). In addition, each such Bank shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Bank. Each such Bank shall promptly notify the Borrower and the Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).
     ARTICLE 3 REPRESENTATIONS AND WARRANTIES.
     The Borrower hereby represents and warrants to the Banks and the Agent that:
     SECTION 3.1 ORGANIZATION.
          (a) Each of the Borrower and its Subsidiaries is (i) duly organized and validly existing under the laws of its jurisdiction of organization, (ii) has the power to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged, (iii) has all requisite power and authority to carry on its business as now conducted, and (iv) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect. Schedule 3.1 annexed hereto accurately and completely lists the correct legal name and jurisdiction of incorporation of the Borrower and its Subsidiaries, and the authorized and outstanding shares of common stock of the Borrower and its Subsidiaries. All of the shares which are issued and outstanding have been duly and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 3.1, there are not outstanding any warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any Capital Stock of the Borrower or its Subsidiaries nor are there outstanding any securities which are convertible into or exchangeable for any Capital Stock of the Borrower or any of its Subsidiaries. Except as set forth on Schedule 3.1, neither the Borrower nor any of its Subsidiaries has any Subsidiary.

          (b) There are no jurisdictions other than as set forth on Schedule 3.1 hereto in which the character of the properties owned or proposed to be owned by the Borrower or any of its Subsidiaries or in which the transaction of the business of the Borrower or any of its Subsidiaries as now conducted or as proposed to be conducted requires or will require the Borrower or any of its Subsidiaries to qualify to do business and as to which failure so to qualify could have a Material Adverse Effect.
     SECTION 3.2 POWER, AUTHORITY, CONSENTS.
               (i) The Borrower has the power to execute, deliver and perform the Loan Documents to be executed by it, (ii) the Borrower has the power to borrow hereunder and has taken all necessary action to authorize the borrowing hereunder on the terms and conditions of this Agreement, and (iii) the Borrower has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents to be executed by it. No consent or approval of any Person (including, without limitation, any stockholder of the Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any Governmental Authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by the Borrower, or the validity or enforcement of the Loan Documents, except as set forth on Schedule 3.2 annexed hereto, each of which either has been duly and validly obtained on or prior to the date hereof and is now in full force and effect, or is designated on Schedule 3.2 as waived by the Majority Banks.
     SECTION 3.3 NO VIOLATION OF LAW OR AGREEMENTS.
     The execution and delivery by the Borrower of each Loan Document and performance by it hereunder and thereunder, will not violate any provision of law and will not, except as set forth on Schedule 3.2 annexed hereto, conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or Governmental Authority, bureau or agency, domestic or foreign, or any charter or by-laws of the Borrower or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which the Borrower is a party, or by which the Borrower is bound or any of its properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower.
     SECTION 3.4 DUE EXECUTION, VALIDITY, ENFORCEABILITY.
     This Agreement and each other Loan Document has been duly executed and delivered by the Borrower and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

     SECTION 3.5 PROPERTIES.
     All of the Property owned by the Borrower or any of its Subsidiaries is owned free and clear of any Lien of any nature whatsoever, except Permitted Liens and as permitted by Schedule 3.5 annexed hereto.
     SECTION 3.6 LITIGATION AND ENVIRONMENTAL MATTERS.
          (a) Except as set forth on Schedule 3.6 annexed hereto, there are no outstanding judgments, actions or proceedings pending before any court or Governmental Authority, bureau or agency, with respect to the Borrower or any of its Subsidiaries or, to the best of the Borrower’s knowledge, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of any adverse determination that could be expected to have, either individually or in the aggregate, a Material Adverse Effect, nor, to the best of the Borrower’s knowledge is there any reasonable basis for the institution of any such action or proceeding which is probable of assertion, nor are there any such actions or proceedings in which the Borrower or any of its Subsidiaries is a plaintiff or complainant or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.
          (b) Except for matters that could not be expected to have, either individually or in the aggregate, a Material Adverse Effect, none of the Borrower or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability. The term “Environmental Law” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any hazardous material or to health and safety matters. The term “Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any hazardous materials, (c) any actual or alleged exposure to any hazardous materials, (d) the release or threatened release of any hazardous materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     SECTION 3.7 NO DEFAULTS, COMPLIANCE WITH LAWS.
     Except as set forth on Schedule 3.7 annexed hereto, neither the Borrower nor any of its Subsidiaries is in material default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, and each of the Borrower and its Subsidiaries has complied and is in compliance in all material respects with all applicable laws, ordinances and regulations non-compliance with which could have a Material Adverse Effect.
     SECTION 3.8 BURDENSOME DOCUMENTS.
     Except as set forth on Schedule 3.8 annexed hereto, neither the Borrower nor its Subsidiaries is a party to or bound by, nor are any of its properties or assets affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment which materially and adversely affects its business, assets or condition, financial or otherwise.
     SECTION 3.9 FINANCIAL STATEMENTS.
     Except as set forth in Schedule 3.9 annexed hereto, each of the Financial Statements is correct and complete and presents fairly the consolidated financial position of the Borrower and its Subsidiaries, and the financial position of the Thrift, as the case may be, as at its date, and has been prepared in accordance with GAAP. As of the Effective Date, neither the Borrower nor any of its Subsidiaries has any material obligation, liability or commitment, direct or contingent, which is not reflected in the Financial Statements. Since the Effective Date, there has been no material adverse change in the financial position or operations of (i) the Borrower or any of its Subsidiaries or (ii) the Thrift. The fiscal year of the Borrower is the twelve-month period ending on December 31 in each year.
     SECTION 3.10 TAX RETURNS.
     Except as set forth on Schedule 3.10 annexed hereto, the Borrower and each of its Subsidiaries have filed all federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof. Except to the extent that reserves therefor are reflected in the Financial Statements, (a) there are no material federal, state or local tax liabilities of the Borrower and its Subsidiaries due or to become due for any tax year ended on or prior to December 31, 2005, whether incurred in respect of or measured by the income of such entity, which are not properly reflected in the balance sheet of such entity as at December 31, 2005, and (b) there are no material claims pending or, to the knowledge of the Borrower, proposed or threatened against the Borrower or any of its Subsidiaries for past federal, state or local taxes, except those, if any, as to which proper reserves are reflected in the Financial Statements.
     SECTION 3.11 INTANGIBLE ASSETS.
     The Borrower and each of its Subsidiaries possess all necessary patents, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business as now conducted and as proposed to be conducted, without any conflict with the patents, trademarks rights, trade names, trade name rights and copyrights of others.
     SECTION 3.12 REGULATION U.
     No part of the proceeds received by the Borrower from the Loans or the Swing Line Loans will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness which was incurred for the purposes of purchasing or carrying, any margin stock as such term is defined in Section 221.3 of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, Part 221.
     SECTION 3.13 NAME CHANGES.
     Except as set forth on Schedule 3.13 annexed hereto, neither the Borrower nor any of its Subsidiaries has within the six-year period immediately preceding the date of this Agreement changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person.
     SECTION 3.14 FULL DISCLOSURE.
     None of the Financial Statements, nor any certificate, opinion, or any other statement made or furnished in writing to the Agent or any Bank by or on behalf of the Borrower or any of its Subsidiaries in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. There is no fact known to the Borrower which has, or would in the now foreseeable future have, a Material Adverse Effect, which fact has not been set forth herein, in the Financial Statements, or any certificate, opinion, or other written statement so made or furnished to the Agent or the Banks.
     SECTION 3.15 EMPLOYEE GRIEVANCES.
     Except as set forth on Schedule 3.15 annexed hereto, there are no actions or proceedings pending or, to the best of the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries by or on behalf of, or with, its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material.
     SECTION 3.16 CONDITION OF ASSETS.
     All of the assets and properties of the Borrower and its Subsidiaries, which are reasonably necessary for the operation of its business, are in good working condition, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used.
     SECTION 3.17 ERISA.
          (a) Except as set forth on Schedule 3.17 annexed hereto, neither the Borrower nor any of its Subsidiaries have and has ever had, any Plan in connection with which there could arise a direct or contingent liability of the Borrower or any of its Subsidiaries to the Pension Benefit Guaranty Corporation (“PBGC”), the Department of Labor or the Internal Revenue Service (“IRS”). Neither the Borrower nor any of its Subsidiaries is a participating employer (i) in any Plan under which more than one employer makes contributions as described in Sections 4063 and 4064 of ERISA, or (ii) in a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          (b) All references to the Borrower or its Subsidiaries in this Section 3.17 or in any other Section of this Agreement relating to ERISA, shall be deemed to refer to the Borrower and its Subsidiaries and all other entities which are, together with the Borrower, part of a Controlled Group.
     SECTION 3.18 INVESTMENT COMPANY ACT.
     Neither the Borrower nor any of its Subsidiaries is (a) an “investment company”, as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 2005, as amended or (c) otherwise subject to any other regulatory scheme limiting its ability to incur debt.
     SECTION 3.19 PATRIOT ACT.
     Each of the Borrower and its Subsidiaries is in compliance, in all material respects, with the (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 Code of Federal Regulations, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No Letters of Credit and no part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
     SECTION 3.20 OFAC.
     Neither the Borrower nor any of its Subsidiaries (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.
     SECTION 3.21 CAPITAL MEASURES.
     The Thrift is “well capitalized” as determined in accordance with 12 CFR 565.4(b)(1).
     SECTION 3.22 FDIC INSURANCE.
     The deposits of each Financial Institution Subsidiary that is an “insured depository institution” (within the meaning of § 12 U. S. C. 1831(c)) are insured by the Federal Deposit

Insurance Corporation (“FDIC”) and no act has occurred that would adversely affect the status of such Financial Institution Subsidiary as an FDIC insured bank.
     SECTION 3.23 DIVIDEND AND OTHER RESTRICTIONS.
          (a) No Financial Institution Subsidiary has violated any applicable regulatory restrictions on dividends, and no Governmental Authority has taken any action against any Financial Institution Subsidiary to restrict the payment of dividends by such Financial Institution Subsidiary.
          (b) Neither the Borrower nor any Subsidiary is under investigation by, or is operating under any restrictions (excluding any restrictions on the payment of dividends referenced in subsection (a) above) imposed by or agreed to with, any Governmental Authority, other than routine examinations by such Governmental Authorities.

ARTICLE 4	CONDITIONS TO THE CLOSING AND TO THE MAKING OF THE LOANS AND ISSUING LETTERS OF CREDIT.
     SECTION 4.1 CONDITIONS TO THE CLOSING.
     This Agreement, and the obligations of the parties hereunder, shall become effective on the Effective Date, provided that each of the following conditions precedent shall have been fulfilled to the satisfaction of each of the Banks on or prior to the Effective Date:
          (a) Each of the parties hereto shall have executed and delivered to the Agent a counterpart of this Agreement.
          (b) (i) The Borrower shall have executed and delivered to each Bank its Revolving Note.
               (ii) The Borrower shall have executed and delivered to the Swing Line Lender the Swing Line Note.
          (c) Goodwin Procter LLP, as counsel to the Borrower, shall have delivered a favorable written opinion to the Agent, in form and substance satisfactory to the Agent and each Bank, and covering such matters relating to the Borrower, the Loan Documents and the transactions contemplated therein as the Agent and each Bank shall reasonably request.
          (d) [intentionally omitted].
          (e) The Agent shall have received and found satisfactory copies of the following:
               (i) The Financial Statements;
               (ii) All of the consents, approvals and waivers referred to on Schedule 3.2 annexed hereto;

               (iii) The certified charter and by-laws of the Borrower, certified by its Secretary or an Assistant Secretary;
               (iv) Certified copies of (x) all corporate action taken by the Borrower to authorize the execution, delivery and performance of each of the Loan Documents and (y) all consents, approvals, authorizations, registrations, or filings required to be made or obtained by the Borrower in connection with this Agreement (and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired) and no investigation or inquiry by any Governmental Authority regarding this Agreement shall be ongoing; and
               (v) An incumbency certificate with respect to the Borrower.
          (f) (i) The Borrower and each of its Subsidiaries shall have complied and shall then be in compliance with all of the terms, covenants and conditions of this Agreement applicable to them;
               (ii) There shall exist no Event of Default or Default hereunder; and
               (iii) The representations and warranties contained in Article 3 hereof shall be true and correct on the Effective Date.
and the Agent shall have received a Closing Certificate dated the Effective Date certifying, inter alia, that the conditions set forth in this Section 4.1(f) are satisfied on such date.
          (g) The Agent shall have received an executed payoff letter, in form and substance satisfactory to Agent, executed by Bank of America, N.A. (as successor to Fleet National Bank), as Administrative Agent, in connection with the Existing Loan Agreement, together with all other documents reasonably required by Agent to evidence the payoff of such Indebtedness.
          (h) The Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Agent or SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as Arranger.
          (i) All legal matters incident to the closing of the transactions contemplated by this Agreement shall be satisfactory to counsel to the Agent.
     SECTION 4.2 CONDITIONS TO SUBSEQUENT LOANS, SWING LINE LOANS AND LETTERS OF CREDIT.
     The obligation of each Bank to make each Loan, the willingness of the Swing Line Lender to make any Swing Line Loan, and the obligation of the Issuing Bank to issue, amend,

renew or extend any Letter of Credit, shall be subject to the fulfillment (to the satisfaction of the Agent, the Swing Line Lender, or the Issuing Bank, as the case may be) of the following conditions precedent:
          (a) The Effective Date shall have occurred and all of the conditions set forth in Section 4.1 shall have been satisfied on or before such date.
          (b) The Agent shall have received a Borrowing Notice, if applicable, in accordance with Section 2.3 hereof.
          (c) At the time of and immediately after giving effect to such Loan, or to the issuance, amendment, renewal or extension any Letter of Credit, no Default or Event of Default shall exist.
          (d) All representations and warranties of the Borrower herein shall be true and correct in all material respects on and as of the date of such Loan, or the issuance, amendment, renewal or extension any Letter of Credit, both before and after giving effect thereto.
          (e) All legal matters incident to such Loan, Swing Line Loan, or issuance, amendment, renewal or extension of such Letter of Credit shall be satisfactory to the Agent.
     Each borrowing of Loans and each issuance, amendment, renewal or extension any Letter of Credit, shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (c) and (d) of this Section 4.2.
     ARTICLE 5 DELIVERY OF FINANCIAL REPORTS, DOCUMENTS AND OTHER INFORMATION.
     While any Revolving Commitments are outstanding, and, in the event any Loan or LC Exposure remains outstanding, and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall deliver to the Agent and the Banks:
     SECTION 5.1 ANNUAL FINANCIAL STATEMENTS.
     Annually, as soon as available, but in any event within ninety (90) days after the last day of each of its fiscal years, consolidated and consolidating statements of financial condition, income and cash flows, a reconciliation of net income and net cash provided by operating activities and consolidated statements of changes in members’ equity of the Borrower and its Subsidiaries, and a consolidated balance sheet of the Borrower as at such last day of the fiscal year, and the related consolidated statements of income and retained earnings and cash flows of the Borrower, for such fiscal year, each prepared in accordance with GAAP consistently applied, in reasonable detail, and, as to the consolidated statements of the Borrower and its Subsidiaries and the statements of the Borrower, certified without qualification by independent certified public accountants satisfactory to the Agent, or certified, as to the consolidating statements, by the president, chief financial officer or treasurer of the Borrower, as fairly presenting the financial positions and the results of operations of the Borrower and its Subsidiaries, as at and for the year ending on its date and as having been prepared in accordance with GAAP.

     SECTION 5.2 QUARTERLY FINANCIAL STATEMENTS AND OTHER REPORTS.
     (a) As soon as available, but in any event within forty five (45) days after the end of the Borrower’s first three fiscal quarterly periods, consolidated and consolidating statements of financial condition, income and cash flows, a reconciliation of net income and net cash provided by operating activities and consolidated statements of changes in members’ equity of the Borrower and its Subsidiaries and a consolidated balance sheet of the Borrower as of the last day of such quarter, and statements of income and retained earnings and cash flows for the Borrower, for such quarter, and comparative figures for the corresponding period of the immediately preceding fiscal year, all in reasonable detail, each such statement to be certified in a certificate of the president, chief financial officer or treasurer of the Borrower as fairly presenting the financial position and the results of operations of the Borrower and its Subsidiaries as at its date and for such quarter and as having been prepared in accordance with GAAP (subject to year-end audit adjustments).
     (b) At the same time as it delivers the financial statements required under the provisions of Section 5.1 and 5.2(a), duly executed copies of all quarterly financial reports required to be filed with the Office of Thrift Supervision, including, without limitation, the Thrift’s then-current Thrift Financial Report, Form 1313.
     Documents required to be delivered pursuant to Sections 5.1 or 5.2 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Bank and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Agent until a written request to cease delivering paper copies is given by the Agent and (ii) the Borrower shall notify the Agent of the posting of any such documents and provide to the Agent copies of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the compliance certificate required by Section 5.5 to the Agent. Except for such compliance certificate, the Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     SECTION 5.3 LOAN PORTFOLIO REPORTS.
     At the same time as it delivers the financial statements required under the provisions of Section 5.2, a copy of:
          (a) A monthly Loan Portfolio Report of the Borrower setting forth, with respect to loans held in its portfolio, classifications relating to delinquency, non-performance, risk rating, loss allowances and other related matters as of the end of the last month of the fiscal quarters covered by such financial statements, to be prepared on substantially the same basis and to contain substantially the same information as the Loan Portfolio Report, dated December 31,

2005, in respect of the month of December, 2005, a copy of which was delivered to the Agent prior to the date hereof, and
          (b) A quarterly Report on Allowances for Loan Losses and Reserves of the Borrower, to be prepared on substantially the same basis and to contain substantially the same information as the Report on Allowances for Loan Losses and Reserves, dated December 31, 2005, a copy of which was delivered to the Agent prior to the date hereof, provided that such monthly and quarterly reports need not, unless the Agent or any Bank shall reasonably so request and permitted by any applicable law, rule, regulation or judicial or regulatory process, disclose the names of the obligors on such loans.
     SECTION 5.4 OTHER INFORMATION.
     Promptly after a written request therefor, such other financial data or information evidencing compliance with the requirements of this Agreement, as any Bank may reasonably request from time to time.
     SECTION 5.5 NO DEFAULT AND COMPLIANCE CERTIFICATE.
     At the same time as it delivers the financial statements required under the provisions of Section 5.1 and 5.2, a certificate of the president, chief executive officer, chief financial officer or treasurer of the Borrower to the effect that no Event of Default hereunder and that no default under any other agreement to which the Borrower or any of its Subsidiaries is a party or by which it is bound, or by which, to the best of the knowledge of the Borrower and any of its Subsidiaries, any of its properties or assets, taken as a whole, may be materially affected, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default or default, exists, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement. Such certificate shall be accompanied by a detailed calculation indicating compliance with the covenants contained in Section 6.9 hereof.
     SECTION 5.6 COPIES OF DOCUMENTS.
     Promptly upon their becoming available, copies of any (a) financial statements, projections, non-routine reports, notices (other than routine correspondence), requests for waivers and proxy statements, in each case, delivered by the Borrower to any lending institution other than the Banks; (b) correspondence or notices received by the Borrower from any Governmental Authority which regulates the operations of the Borrower or the Thrift, relating to an actual or threatened change or development which would be materially adverse to the Borrower or the Thrift; (c) registration statements and any amendments and supplements thereto, and any regular and periodic reports, if any, filed by the Borrower with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of the said Commission; and (d) letters of comment or correspondence sent to the Borrower by any such securities exchange or such Commission in relation to the Borrower and its affairs.

     SECTION 5.7 ERISA NOTICES.
          (a) Concurrently with such filing, a copy of each Form 5500 which is filed with respect to each Plan with the IRS; and
          (b) Promptly, upon their becoming available, copies of: (i) all correspondence with the PBGC, the Secretary of Labor or any representative of the IRS with respect to any Plan, relating to an actual or threatened change or development which would be materially adverse to the Borrower; (ii) copies of all actuarial valuations received by the Borrower with respect to any Plan; and (iii) copies of any notices of Plan termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from PBGC to the Borrower with respect to the intent of the PBGC to institute involuntary termination proceedings.
     ARTICLE 6 AFFIRMATIVE COVENANTS.
     While any Revolving Commitments are outstanding, and, in the event any Loan or LC Exposure remains outstanding, and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall, and shall cause each of its Subsidiaries to:
     SECTION 6.1 BOOKS AND RECORDS.
     Keep proper books of record and account in a manner reasonably satisfactory to the Agent and the Swing Line Lender in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and activities.
     SECTION 6.2 INSPECTIONS AND AUDITS.
     Permit the Banks to make or cause to be made (and, after the occurrence of and during the continuance of an Event of Default, at the Borrower’s expense), inspections and audits of any books, records and papers of the Borrower and to make extracts therefrom and copies thereof, to make inspections and examinations of any properties and facilities of the Borrower, or to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, on reasonable notice, at all such reasonable times and as often as any Bank may reasonably require, in order to assure that the Borrower is and will be in compliance with its obligations under the Loan Documents.
     SECTION 6.3 MAINTENANCE AND REPAIRS.
     Maintain in good repair, working order and condition, subject to normal wear and tear, all material properties and assets from time to time owned by it and used in or necessary for the operation of its business, and make all reasonable repairs, replacements, additions and improvements thereto.
     SECTION 6.4 CONTINUANCE OF BUSINESS.
     Do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its corporate existence and all permits, rights, privileges, licenses, franchises, patents,

copyrights, trademarks and trade names (except with respect to trademarks and trade names, as provided in Schedule 6.4 annexed hereto) necessary for the proper conduct of its business and continue to engage in the same line of business.
     SECTION 6.5 COPIES OF CORPORATE DOCUMENTS.
     Subject to the prohibitions set forth in Section 7.12 hereof, promptly deliver to the Agent copies of any amendments or modifications to its charter or by-laws, certified by the secretary or assistant secretary of the corporation.
     SECTION 6.6 PERFORM OBLIGATIONS.
     Pay and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties, when due, unless and to the extent only that such obligations, liabilities, taxes, assessment and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP then in effect, proper and adequate book reserves relating thereto are established by the Borrower, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.
     SECTION 6.7 NOTICES OF MATERIAL EVENTS.
     Promptly notify the Agent in writing of:
          (a) The occurrence of any Default or Event of Default or the occurrence of any event which constitutes or with notice or lapse of time, or both would constitute, an event of default by the Borrower under any material agreement of the Borrower or the Thrift;
          (b) Any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of Two Hundred and Fifty Thousand ($250,000) Dollars, affecting the Borrower whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to workers’ compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles);
          (c) The filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
          (d) Any investigation of the Borrower or any Subsidiary by any Governmental Agency having regulatory authority over the Borrower or any such Subsidiary (other than routine examinations of the Borrower and/or any such Subsidiary);
          (e) The issuance of any cease and desist order, written agreement, cancellation of insurance or other public or enforcement action by the FDIC or other Governmental Authority having regulatory authority over the Borrower or any Subsidiary;

          (f) The issuance of any memorandum of understanding or proposed disciplinary action by or from any Governmental Authority having regulatory authority over the Borrower or any Subsidiary, to the extent that the Borrower or any such Subsidiary is permitted to disclose such information (provided that the Borrower shall take all reasonable efforts to obtain any necessary regulatory consents);
          (g) Any other event or development relating to Borrower or any Subsidiary that results in, or could reasonably be expected to result in, a Material Adverse Effect.
     Each notice delivered under this Section 6.7 shall be accompanied by a written statement of president, chief executive officer, chief financial officer or treasurer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. The foregoing shall be subject to any applicable law, rule, regulation or judicial or regulatory process.
     SECTION 6.8 INSURANCE.
          (a) Maintain with responsible insurance companies such insurance on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses; file with the Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and, within ten (10) days after notice in writing from the Agent, obtain such additional insurance as the Agent may reasonably request; and,
          (b) Carry all insurance available through the PBGC or any private insurance companies covering its obligations to the PBGC.
          (c) Cause the deposits of each Financial Institution Subsidiary to at all times be insured by the FDIC.
     SECTION 6.9 FINANCIAL COVENANTS.
          (a) MINIMUM CONSOLIDATED ADJUSTED NET WORTH. Maintain, at all times, a Consolidated Adjusted Net Worth in an amount not less than the sum of: (i) $197,016,186.00 plus (ii) the sum, for all fiscal quarters of the Borrower ended subsequent to December 31, 2005, of the greater, for each fiscal quarter, of (A) Zero Dollars ($0) and (B) fifty percent (50%) of Consolidated Net Earnings for each such fiscal quarter.
          (b) FIXED CHARGE COVERAGE RATIO. With respect to the Borrower, maintain for any period of four (4) consecutive fiscal quarters of the Borrower, Consolidated Earnings Available for Fixed Charges not less than one hundred ten percent (110%) of Consolidated Fixed Charges for such period.
          (c) CONSOLIDATED DEBT TO CONSOLIDATED ADJUSTED NET WORTH. Have, at all times, a ratio of Consolidated Debt to Consolidated Adjusted Net Worth in an amount not greater than 9.5 to 1.0. For purposes of calculating this ratio only, “Consolidated Adjusted Net Worth” shall be reduced by the amount by which the sum of seventy five percent

(75%) of (i) ninety (90) day overdue accounts, (ii) non-performing loans, (iii) real estate owned in substance foreclosure and other miscellaneous repossessions, and (iv) modified loans, exceed the reserves for credit losses established by the Borrower and its Subsidiaries.
          (d) MINIMUM QUALIFIED ASSETS OF BORROWER. With respect to the Borrower, at all times, have Qualified Assets of not less than one hundred percent (100%) of the sum (at any date of determination) of (i) NCCB Senior Obligations plus the aggregate unpaid principal amount of Subordinated Debt (as defined in the Senior Note Agreements as in effect on the date hereof) minus the unpaid principal amount of Class A Notes at the time of determination.
          (e) ASSET QUALITY. Have, at all times, a ratio of Nonperforming Assets of the Borrower and its Subsidiaries to Total Loans (excluding letters of credit) of not greater than 0.0225:1.00.
          (f) CAPITALIZATION. Cause (i) the Thrift to be “well capitalized” (as such term is defined in 12 C.F.R. 565.4(b)(1) or any successor regulation thereto) at all times and (ii) each other Financial Institution Subsidiary to be “well capitalized” for all applicable state and federal regulatory purposes at all times. If at any time any Governmental Authority changes the definition of “well capitalized” either by amending such ratios or otherwise, such amended definition, and any such amended or new ratios, shall automatically be incorporated by reference into this Agreement as the standard for any Financial Institution Subsidiary on and as of the date that any such amendment becomes effective by applicable statute, regulation, order or otherwise.
          (g) RETURN ON AVERAGE ASSETS. Cause the Thrift to have at each Quarterly Fiscal Date a Return on Average Assets for such Quarterly Fiscal Date of not less than 0.75%.
          (h) TANGIBLE EQUITY TO TANGIBLE ASSETS. Cause the Thrift to maintain at all times a ratio of Tangible Equity of the Thrift to Tangible Assets of the Thrift of not less than 0.06:1.00.
          (i) MINIMUM QUALIFIED ASSETS OF THRIFT. Cause the Thrift to have at all times Qualified Assets of not less than one hundred percent (100%) of the sum (at any date of determination thereof) of:
               (i) Indebtedness of the Thrift for money borrowed (if any), plus
               (ii) the aggregate amount of all demand and term deposits made by any Person with the Thrift (including, without limitation, certificates of deposit issued by the Thrift), plus
               (iii) the aggregate principal amount of Indebtedness owing by the Thrift to Federal Home Loan Bank at the time of determination.

     SECTION 6.10 REPORTABLE EVENTS.
     Promptly notify the Agent in writing of the occurrence of any Reportable Event, as defined in Section 4043 of ERISA, if a notice of such Reportable Event is required under ERISA to be delivered to the PBGC within thirty (30) days after the occurrence thereof, together with a description of such Reportable Event and a statement of the action the Borrower intends to take with respect thereto, together with a copy of the notice thereof given to the PBGC.
     SECTION 6.11 COMPLIANCE WITH LAWS.
     Comply in all material respects with all laws, rules, regulations and orders applicable to it, including, without limitation, applicable provisions of ERISA now or hereafter in effect.
     SECTION 6.12 SENIOR NOTE AGREEMENTS.
     (a) During all such times as the Senior Note Agreements shall remain in force, (i) the Borrower and its Subsidiaries shall comply and shall remain at all times in compliance with all affirmative and negative covenants (including all financial covenants) set forth in the Senior Note Agreements and (ii) all such affirmative and negative covenants (including the financial covenants), together with all relevant definitions pertaining thereto shall be incorporated herein by reference, mutatis mutandis, into Articles 6 and 7 of this Agreement, as applicable. The Borrower shall give the Agent and the Banks written notice of any amendment, modification or waiver of any such affirmative or negative covenants (including the financial covenants) under the Senior Note Agreements, attaching an executed copy of the amendment, modification or waiver to such written notice, within five (5) Business Days of such amendment, modification or waiver.
     (b) None of the financial covenants from the Senior Note Agreements incorporated herein by virtue of clause (a) immediately above shall supersede, replace, amend, supplement or modify any other provision of this Agreement, including any covenant contained herein which addresses a subject matter similar to that of such incorporated financial covenant. It is the intent of the parties that such incorporated covenants be cumulative of the other covenants contained herein.
     SECTION 6.13 USE OF PROCEEDS.
     The Borrower will use the proceeds of all Loans to refinance Indebtedness of the Borrower from time to time (including, without limitation, the Indebtedness under the Existing Loan Agreement and the Borrower’s medium term note and commercial paper programs), to finance working capital needs and for other general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulation T, U or X.
     ARTICLE 7 NEGATIVE COVENANTS.
     While any Revolving Commitments are outstanding, and, in the event any Loan or LC Exposure remains outstanding, and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, neither the Borrower nor any of its Subsidiaries shall do, agree to do, or permit to be done, any of the following:
     SECTION 7.1 INDEBTEDNESS.
     Subject to subsection 6.9(c), create, incur, permit to exist or have outstanding any Indebtedness, except:
          (a) Indebtedness to the Banks, the Swing Line Lender, the Issuing Bank and the Agent under this Agreement and the Notes;
          (b) Taxes, assessments and governmental charges, non-interest bearing accounts payable and accrued liabilities, in any case not more than ninety (90) days past due from the original due date thereof (e.g., deferred compensation and deferred taxes) and in each case incurred and continuing in the ordinary course of business;
          (c) Indebtedness under, and as permitted by, the Senior Note Agreements;
          (d) Indebtedness under the Class A Notes; and
          (e) Indebtedness as set forth on Schedule 7.1 annexed hereto.
     The foregoing shall not prohibit refinancings of subordinated Indebtedness under clauses (d) and (e) so long as such refinancing (x) does not result in an increase in the outstanding principal amount thereof (immediately prior to giving effect to such refinancing), (y) does not shorten the maturity or the weighted average life thereof (immediately prior to giving effect to such refinancing) and (z) is otherwise upon terms acceptable to the Agent and the Majority Banks.
     SECTION 7.2 LIENS.
     Create, or assume or permit to exist, any Lien on any of the properties or assets of the Borrower whether now owned or hereafter acquired, except:
          (a) Permitted Liens;
          (b) As set forth on Schedule 3.5 annexed hereto;
          (c) To secure obligations in connection with Eligible Derivatives; provided, however, in the event the Agent notifies the Borrower in writing that either (i) the Revolving Commitments are being terminated pursuant to the terms and conditions of this Agreement, or (ii) the Banks have elected not to extend or renew their respective Revolving Commitments upon maturity thereof, then the aggregate amount of obligations in respect of Eligible Derivatives secured by such Liens shall not exceed the greater of: (A) $10,000,000, or (B) the aggregate amount of such obligations outstanding on the date such notification is delivered to the Borrower by the Agent pursuant to this subsection 7.2(c); and

          (d) Liens in the securities described in, and to secure the obligations permitted to be incurred pursuant to, Section 7.9(x) hereof.
     SECTION 7.3 GUARANTIES.
     Assume, endorse, be or become liable for, or guarantee, the obligations of any Person, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business. For the purposes hereof, the term “guarantee” shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other Person, or to purchase, sell or lease, as lessee or lessor, Property or services, in any such case primarily for the purpose of enabling another person to make payment of Indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Indebtedness of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person’s Indebtedness. Asset Securitization Recourse Liabilities shall not constitute “guarantees” hereunder.
     SECTION 7.4 MERGERS, ACQUISITIONS.
     Merge or consolidate with any Person (whether or not the Borrower is the surviving entity), except a Subsidiary may consolidate with, or merge into, the Borrower or another Subsidiary, or, except as permitted by Sections 7.9(xiv) or 7.9(xvi), acquire all or substantially all of the assets or any of the Capital Stock of any Person.
     SECTION 7.5 REDEMPTIONS; DISTRIBUTIONS.
          Except as permitted under the Senior Note Agreements as in effect on the date hereof (and whether or not the Senior Note Agreements are terminated or otherwise cease to exist), (i) declare or pay any dividends or make any distribution of any kind on any Capital Stock of the Borrower or its Subsidiaries, or set aside any sum for any such purpose, except that any Subsidiary may declare and pay dividends and make distributions to the Borrower or (ii) directly, or indirectly or through any Subsidiary, purchase, redeem, retire or otherwise acquire, or make any sinking fund payments with respect to, any Capital Stock of the Borrower, or set apart any sum for any such purpose.
     SECTION 7.6 INTENTIONALLY OMITTED.
     SECTION 7.7 CHANGES IN BUSINESS.
     Make any material change in its business other than the businesses of the type conducted on the Effective Date and businesses reasonably related thereto, or in the nature of its operation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets or any material portion of its Property or business except in the ordinary course of business and for a fair consideration or dispose of any shares of Capital Stock or any Indebtedness, whether now owned or hereafter acquired.

     SECTION 7.8 PREPAYMENTS.
     (a) Make any voluntary or optional prepayment of any Indebtedness of the Borrower or any of its Subsidiaries for borrowed money incurred or permitted to exist under the terms of this Agreement, other than (i) Indebtedness evidenced by the Notes; (ii) Indebtedness described on Schedule 7.1 annexed hereto, and (iii) any such Indebtedness which has a maturity of not more than one year from the date of its incurrence; provided, however, that the Borrower shall not, and shall not permit any of its Subsidiaries to make any prepayment of Indebtedness described in clauses (ii) and (iii) of this Section 7.8 if immediately prior to making such prepayment, a Default or Event of Default exists, or immediately after giving effect to such prepayment, a Default or Event of Default would result.
     (b) Notwithstanding the foregoing clause (a), (i) prepay, redeem, repurchase or otherwise acquire for value any Subordinated Debt, or (ii) make any principal, interest or other payments on any Subordinated Debt that is not expressly permitted by the subordination provisions governing such Subordinated Debt; provided, that, the foregoing shall not prohibit the refinancing of any Subordinated Debt that is otherwise permitted pursuant to the last paragraph of Section 7.1.
     (c) Amend, modify or waive any provision of the documents governing any Subordinated Debt if the effect of such amendment, modification or waiver is to (i) increase the interest rate on such Subordinated Debt or change (to earlier dates) the dates upon which principal and interest are due thereon; (ii) alter the redemption, prepayment or subordination provisions thereof; (iii) alter the covenants and events of default in a manner that would make such provisions more onerous or restrictive to the Borrower or any such Subsidiary; or (iv) otherwise increase the obligations of the Borrower or any Subsidiary in respect of such Subordinated Debt or confer additional rights upon the holders thereof which individually or in the aggregate would be adverse to the Borrower or any of its Subsidiaries or to the Agent or the Banks.
     SECTION 7.9 INVESTMENTS.
     Make, permit or suffer to exist, any Investment in any Person, including, without limitation, any shareholder, director, officer or employee of the Borrower or any of its Subsidiaries, except Investments in:
               (i) Demand deposits in Selected Banks or any Financial Institution Subsidiary and one-to-four day loans which bear interest at the Federal Funds Rate or other similar short-term unsecured loans to Selected Banks; provided, that demand deposits in Financial Institution Subsidiaries shall not exceed $10,000,000 in the aggregate at any time;
               (ii) Marketable obligations of the United States;
               (iii) Marketable obligations guaranteed by or insured by the United States, or those for which the full faith and credit of the United States is pledged for the repayment of principal and interest thereon;

               (iv) Marketable obligations issued, guaranteed, or fully insured by any agency, instrumentality, or corporation of the United States established or to be established by the Congress, for which the credit of such agency, instrumentality, or corporation is pledged for the repayment of the principal and interest thereof;
               (v) Marketable general obligations of a state, a territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, unconditionally secured by the full faith and credit of such state, territory, possession, political subdivision or district provided that such state, territory, possession, political subdivision or district has general taxing authority and the power to levy such taxes as may be required for the payment of principal and interest thereof;
               (vi) Domestic and LIBOR, negotiable time and variable rate certificates of deposit issued by Selected Banks;
               (vii) Marketable bankers’ acceptances and finance bills accepted by Selected Banks;
               (viii) Prime commercial paper having a credit rating equal to at least A-2 issued by S&P or P-2 issued by Moody’s or F-2 issued by Fitch Ratings Ltd.;
               (ix) Marketable corporate debt securities having at least an A credit rating issued by S&P or an A-2 issued by Moody’s;
               (x) Repurchase, reverse repurchase agreements and security lending agreements collateralized by securities of the type described in subsections (ii) and (iv);
               (xi) Asset-backed securities issued against a pool of receivables which have a long-term rating of AAA or better by Standard & Poor’s, Moody’s or Fitch Ratings Ltd. and which have an average life or final maturity of no more than five years;
               (xii) Mortgage-backed securities issued against an underlying pool of mortgages which have a long-term rating of AAA or better by Standard & Poor’s, Moody’s or Fitch Ratings Ltd.; provided such mortgage-backed securities shall have an average life, as determined by the dealer’s prepayment assumptions at the time of purchase, of no more than five years;
               (xiii) NCB Financial Corp in the form of paid-in-capital in an aggregate amount not to exceed thirty five percent (35%) of Consolidated Adjusted Net Worth at the time of such investment;
               (xiv) Subsidiaries in an aggregate amount not to exceed twenty percent (20%) of Consolidated Adjusted Net Worth at the time of such investment; provided that the Investment permitted in clauses (i) or (xiii) immediately above, Investments in SPV’s and secured loans to NCB Capital shall not count against the Investments permitted under this clause (xiv);

               (xv) Promissory notes and other interest bearing obligations acquired in the ordinary course of business and the issuance of letters of credit in the ordinary course of business; and
               (xvi) Equity Investments; provided that the aggregate amount of such equity Investments made during the term of this Agreement does not exceed $35,000,000. For purposes hereof, equity Investment(s) shall mean the amount paid or committed to be paid in connection with the acquisition of any stock (common or preferred) or other equity securities of any Person or any obligation convertible into or exchangeable for a right, option or warrant to acquire such equity securities; and
               (xvii) Interest only receivables, other retained interests, and other securities specifically related to the Borrower’s or any Subsidiary’s loan sales or Asset Securitizations;
provided, however, that the Borrower may not make any Investments described in clauses (xiii), (xiv) and (xvi) above if immediately prior to making such Investment, a Default or Event of Default exists, or immediately after giving effect to such Investment, a Default or Event of Default would result.
     SECTION 7.10 FISCAL YEAR.
     Change its fiscal year.
     SECTION 7.11 ERISA OBLIGATIONS.
          (a) Be or become obligated to the PBGC other than in respect of annual premium payments in excess of $50,000.
          (b) Be or become obligated to the IRS with respect to excise or other penalty taxes provided for in those provisions of Section 4975 of the Code, as in effect or hereafter amended or supplemented, in excess of $50,000.
     SECTION 7.12 AMENDMENT OF DOCUMENTS.
          (a) Modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate its charter, by-laws or other organizational documents in any respect that could have a Material Adverse Effect.
          (b) Modify, amend or supplement or agree to modify, amend or supplement the Senior Note Agreements or the Class A Notes (including, without limitation, the subordination provisions set forth therein), in any respect that could have a Material Adverse Effect, except as permitted by Schedule 7.1 annexed hereto.
          (c) Modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate the charter or other organizational documents of the Thrift in any respect that would change the legal authority for or the limitations on activities or investments by the Thrift except to the extent required by any applicable law, rule, regulation or judicial or regulatory process.
     SECTION 7.13 TRANSACTIONS WITH AFFILIATES.
     Except as expressly permitted by this Agreement, and as set forth on Schedule 7.13 annexed hereto, directly or indirectly: (i) make any Investment in an Affiliate; or (ii) consolidate with or purchase or acquire assets from an Affiliate; or enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided, however, that (a) any Affiliate who is an individual may serve as an employee or director of the Borrower and receive reasonable compensation for his services in such capacity, (b) the Borrower may enter into any transaction with an Affiliate providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower as the monetary or business consideration which would obtain in a comparable arm’s length transaction with a Person not an Affiliate.
     SECTION 7.14 RESTRICTIVE AGREEMENTS.
     The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Borrower or any other Subsidiary, to guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer any of its Property to the Borrower or any Subsidiary of the Borrower; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement, any other Loan Document or the Senior Note Agreements, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, and (iii) clause (a) shall not apply to customary provisions in leases restricting the assignment thereof.
     SECTION 7.15 SALES AND LEASEBACK TRANSACTIONS.
     The Borrower will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any Property, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such Property or other Property that it intends to use for substantially the same purpose or purposes as the Property sold or transferred (a “Sale-Leaseback Transaction”); provided, that the Borrower and its Subsidiaries may enter into one or more Sale-Leaseback Transactions so long as the Net Cash Sale Proceeds from such Sale-Leaseback Transactions do not exceed $10,000,000 in the aggregate.
     ARTICLE 8 EVENTS OF DEFAULT.

     If any one or more of the following events (“Events of Default”) shall occur and be continuing, the Agent may, and upon the written request of the Majority Banks to the Agent shall, by notice to the Borrower, terminate the Revolving Commitments of each Bank and declare the entire unpaid balance of the principal of and interest on the Notes outstanding and all other obligations and Indebtedness of the Borrower to the Banks, the Swing Line Lender, Issuing Bank and the Agent arising hereunder and under the other Loan Documents to be immediately due and payable, without presentment or demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are expressly waived by the Borrower, and the Agent, the Banks, the Swing Line Lender and the Issuing Bank shall have all other remedies available at law or in equity; provided, however, that: (i) in case of the occurrence of the Event of Default described in Section 8.1, no such notice to the Borrower shall be required after the passage of ten (10) days after the Grace Period provided for therein; and (ii) in case of the occurrence of the Event of Default described in Section 8.7, no such notice to the Borrower shall be required.
     SECTION 8.1 PAYMENTS.
     Failure to make any payment or mandatory prepayment of principal of any Loan when due and as the same shall become due and payable or failure to make any payment of interest upon any Loan, Note, any fee or other amounts pursuant to this Agreement within five (5) Business Days after the due date thereof (the “Grace Period”); or,
     SECTION 8.2 INCURRING OF INDEBTEDNESS DURING THE GRACE PERIOD.
     Incurring of any Indebtedness during the Grace Period including, without limitation, the issuance of Senior Notes; or,
     SECTION 8.3 COVENANTS.
     Failure to perform or observe any of the agreements of the Borrower contained in (i) Sections 6.4, 6.7(a) or 6.9 or Article 7 hereof (except for the agreements of the Borrower contained in Sections 7.9 or 7.13) and (ii) Sections 5.1, 5.2 and 5.5 hereof, and in the case of Sections 5.1, 5.2 and 5.5, such failure remains uncured for a period of fifteen (15) days; or,
     SECTION 8.4 OTHER COVENANTS.
     Failure by the Borrower to perform or observe the agreements of the Borrower contained in Sections 7.9 or 7.13 hereof or any other term, condition or covenant of this Agreement (other than those described in Sections 8.1, 8.2 or 8.3 hereof) or of any of the other Loan Documents to which it is a party, including, without limitation, any of the Notes, which shall remain unremedied for a period of thirty (30) days after notice thereof shall have been given to the Borrower by the Agent; or,
     SECTION 8.5 OTHER DEFAULTS.
          (a) Failure by the Borrower or any of its Subsidiaries to perform or observe any term, condition or covenant of any bond, note, debenture, loan agreement, indenture,

guaranty, trust agreement, mortgage or similar instrument to which the Borrower or such Subsidiary is a party or by which it is bound, or by which any of its properties or assets may be affected including, without limitation, the Senior Note Agreements or any other evidences of Indebtedness (a “Debt Instrument”), so that, as a result of any such failure to perform, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or,
          (b) Any event or condition referred to in any Debt Instrument shall occur or fail to occur, so that, as a result thereof, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or,
          (c) Failure to pay any Indebtedness for borrowed money when due under any Debt Instrument, whether at final maturity or, in the case of Debt Instruments payable on demand, upon demand; or,
     SECTION 8.6 REPRESENTATIONS AND WARRANTIES.
     Any representation or warranty made in writing to the Banks, the Swing Line Lender, Issuing Bank or the Agent in any of the Loan Documents or in connection with the making of the Loans, the Swing Line Loans or the LC Disbursements, or any certificate, statement or report made or delivered in compliance with this Agreement, shall have been false or misleading in any material respect when made or delivered; or,
     SECTION 8.7 BANKRUPTCY.
          (a) (i) The Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or the Borrower or any of its Subsidiaries shall take any action to authorize any of the foregoing actions; or (ii) there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, which remains undismissed for a period of sixty (60) days or more; or (iii) any order for relief shall be entered in any such proceeding; or (iv) the Borrower or any of its Subsidiaries by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or,
          (b) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due; or,
          (c) The Borrower or any of its Subsidiaries shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof;
     SECTION 8.8 JUDGMENTS.
     Any judgment against the Borrower or any of its Subsidiaries or any attachment, levy of execution against any of its properties for any amount in excess of $1,000,000 or any non-monetary judgment or order shall have been entered that could reasonably be expected to have a Material Adverse Effect, and in each case, the same shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more; or,
     SECTION 8.9 ERISA.
          (a) The termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, in either case, by reason of, or which results or could result in, a “material accumulated funding deficiency” under Section 412 of the Code; or,
          (b) Failure by the Borrower to make required contributions, in accordance with the applicable provisions of ERISA, to each of the Plans hereafter established or assumed by it; or,
     SECTION 8.10 CHANGE IN CONTROL.
     A Change in Control shall occur or exist; or
     SECTION 8.11 FDIC OR GOVERNMENTAL AUTHORITY RESTRICTIONS.
          (a) Any Governmental Authority having regulatory authority over the Borrower or any Subsidiary shall impose any Borrower- or Subsidiary-specific restriction upon the payment of dividends from any such Subsidiary to the Borrower; or
          (b) Any Financial Institution Subsidiary shall cease for any reason to be an insured bank under the Federal Deposit Insurance Act, as amended; or
          (c) The FDIC or any other federal or state regulatory authority shall issue a cease and desist order or take other action of a disciplinary or remedial nature against the Borrower or any Financial Institution Subsidiary and such order or other action could reasonably be expected to have a Material Adverse Effect or there shall occur with respect to any Financial Institution Subsidiary any event that is grounds for the required submission of a capital restoration plan under 12 U. S. C. §1831o (e)(2) and the regulations thereunder; or
          (d) The Borrower or any Financial Institution Subsidiary shall enter into a written supervisory or similar agreement with any Governmental Authority having regulatory authority over such Person for any reason; or,

     SECTION 8.12 SUBORDINATION PROVISIONS.
     This Agreement or the Indebtedness evidenced hereby and by the Notes shall cease for any reason to be senior in ranking to any Subordinated Debt or the subordination provisions governing such Subordinated Debt shall cease for any reason to be effective.
     ARTICLE 9 THE AGENT.
     SECTION 9.1 APPOINTMENT, POWERS AND IMMUNITIES.
     Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder, and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement, and the other Loan Documents together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents and shall not be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or the other Loan Documents in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein. The Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, the other Loan Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.
     SECTION 9.2 RELIANCE BY AGENT.
     The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, email or facsimile) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or the other Loan Documents the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder, or under the other Loan Documents in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.
     SECTION 9.3 EVENTS OF DEFAULT.
     The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a “Notice of Default”. In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall promptly give notice thereof to the Banks (and shall give each Bank notice of each such non-payment). The Agent shall (subject to

Section 9.7 hereof) take such action with respect to such Default as shall be directed by the Majority Banks.
     SECTION 9.4 RIGHTS AS A BANK.
     With respect to its Revolving Commitment, and the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term “Bank” or “Banks” shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower or its Affiliates, as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower or its Affiliates, for services in connection with this Agreement, or any of the other Loan Documents or otherwise without having to account for the same to the Banks.
     SECTION 9.5 INDEMNIFICATION.
          (a) Each Bank shall indemnify the Agent (to the extent not reimbursed by the Borrower under Sections 10.1 and 10.2 hereof) for its Pro Rata Share (determined at the time such indemnity is sought) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, or any of the other Loan Documents (other than the Swing Line Note) or any other documents contemplated by or referred to herein or therein or the transactions contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Sections 10.1 and 10.2 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder or under the other Loan Documents (other than the Swing Line Note)) or the enforcement of any of the terms hereof or of the other Loan Documents, or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.
          (b) Each Bank shall indemnify the Swing Line Lender (to the extent not reimbursed by the Borrower under Sections 10.1 and 10.2 hereof), for its Pro Rata Share (determined at the time such indemnity is sought) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Swing Line Lender in any way relating to or arising out of this Agreement, or the Swing Line Note (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Sections 10.1 and 10.2 hereof) or the enforcement of any of the terms hereof in respect of the Swing Line Loan provisions and the Swing Line Note, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

     SECTION 9.6 NON-RELIANCE ON AGENT AND OTHER BANKS.
     Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement, or the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, or the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower, which may come into the possession of the Agent or any of its Affiliates.
     SECTION 9.7 FAILURE TO ACT.
     Except for action expressly required of the Agent hereunder, or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
     SECTION 9.8 RESIGNATION OR REMOVAL OF AGENT.
     Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving not less than ten (10) days prior written notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation or the Majority Banks’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, after consultation with the Borrower, appoint a successor Agent which shall be one of the Banks. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Document. After any retiring Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     SECTION 9.9 OTHER AGENTS; LEAD ARRANGER; BOOK MANAGER.
     None of the Banks identified on the facing page of this Agreement as a “syndication agent,” “documentation agent”, “lead arranger” or “book manager” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified shall or be deemed to have any fiduciary relationship with any other Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
     ARTICLE 10 MISCELLANEOUS PROVISIONS.
     SECTION 10.1 FEES AND EXPENSES; INDEMNITY.
          (a) The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Agent and its Affiliates (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel for the Agent and its Affiliates) in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), and (ii) all out-of-pocket costs and expenses (including, without limitation, the fees, charges and disbursements of outside counsel) incurred by the Agent or any Bank in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
          (b) The Borrower shall indemnify the Agent and each Bank and each officer, director, employee, agents, advisors and Affiliates of the Agent and each Bank (each, an “Indemnitee”) against, and hold each of them harmless from, any and all costs, losses, liabilities, claims, damages and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, which may be incurred by any Indemnitee, or asserted against any Indemnitee by the Borrower or any third Person, arising out of, in connection with or as a result of (i) the execution or delivery of any this Agreement or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (ii) any Loan, Letter of Credit or any actual or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned by the Borrower or any Subsidiary or any Environmental Liability related in any way to the Borrower or any Subsidiary, (iv) any violation by the Borrower or any Subsidiary of any applicable Environmental Law, (v) the breach of any environmental representation or warranty contained herein or (vi) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by the Borrower or any third Person and whether based on contract, tort, or any other theory and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
          (c) The Borrower shall pay, and hold the Agent and each of the Banks harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, or any payments due thereunder, and save the Agent and each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.
          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or Letter of Credit or the use of proceeds thereof.
          (e) All amounts due under this Section shall be payable promptly after written demand therefor.
     SECTION 10.2 TAXES.
     If, under any law in effect on the date of the closing of any Loan, Swing Line Loan or issuance, amendment, renewal or extension of a Letter of Credit hereunder, or under any retroactive provision of any law subsequently enacted, it shall be determined that any Federal, state or local tax is payable in respect of the issuance of any Note, as contemplated by this Agreement, then the Borrower will pay any such tax and all interest and penalties, if any, and will indemnify the Banks, the Swing Line Lender, the Issuing Bank and the Agent against and save each of them harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against any Bank, the Swing Line Lender, the Issuing Bank or any other holder of a Note, such Bank, or such other holder, as the case may be, may notify the Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from the Borrower.
     SECTION 10.3 PAYMENTS.
     As set forth in Section 2.14 hereof, all payments by the Borrower on account of principal, interest, fees and other charges (including any indemnities) shall be made to the Agent at the Principal Office of the Agent (except with respect to Swing Line Loans which shall be payable in accordance with subsection 2.11 hereof), in lawful money of the United States of America in immediately available funds, by wire transfer or otherwise, not later than 12:00 Noon, Atlanta, Georgia time on the date such payment is due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on and interest shall continue to accrue and be payable thereon until the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, then payment shall be due on the next Business Day and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Notes shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes. Upon payment in full of any Note, the Bank holding such Note shall mark the Note “Paid” and return it to the Borrower.
     SECTION 10.4 SURVIVAL OF AGREEMENTS AND REPRESENTATIONS; WAIVER OF TRIAL BY JURY.
     All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Notes. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
     SECTION 10.5 LIEN ON AND SET-OFF OF DEPOSITS.
     As security for the due payment and performance of all amounts payable hereunder and under the Notes, the Borrower hereby grants to the Swing Line Lender, the Issuing Bank and the Agent for the ratable benefit of the Banks a Lien on any and all deposits or other sums at any time credited by or due from the Agent or any Bank to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other Property of the Borrower, and the proceeds thereof, now or hereinafter held or received by or in transit to any Bank, the Swing Line Lender, the Issuing Bank or the Agent from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other Property, may at any time after the occurrence and during the continuance of any Event of Default be set-off, appropriated and applied by any Bank, the Swing Line Lender, the Issuing Bank or the Agent against any of the Indebtedness of the Borrower to the Banks and the Agent, whether or not any of such Indebtedness is then due.
     SECTION 10.6 MODIFICATIONS, CONSENTS AND WAIVERS; ENTIRE AGREEMENT.
     No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Banks, do any of the following at any time: (i) change the percentage of (A) the Revolving Commitments, or (B) the aggregate unpaid principal amount of the Loans that, in each case, shall be required for the Banks or any of them to take any action hereunder; or (ii) amend this Section 10.6 or the definition of Majority Banks; and (b) no amendment, waiver or consent shall, unless in writing and signed by the Majority Banks (except in the case of an increase of Revolving Commitments effected pursuant to Section 2.11 hereof) and each Bank that has a Revolving Commitment affected by such amendment, waiver or consent, (i) increase or decrease the Revolving Commitment of such Bank (it being agreed that waiver of a condition(s) to lend shall not be construed as increasing such Commitments) or subject any Bank to any additional obligations, (ii) reduce the principal of, or interest on (except for waivers of default interest rates), the Notes held by such Bank or any fees or other amounts payable hereunder to such Bank, (iii) change any date fixed for any payment of principal of, or interest on, the Notes held by such Bank or any fees or other amounts payable hereunder to such Bank, or (iv) change the order of application of any prepayment or the pro rata treatment of the Banks set forth in Article 2 hereof in any manner that materially affects such Bank; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender or the Issuing Bank, as applicable, in addition to the Banks required above to take such action, affect the rights or obligations of the Swing Line Lender or the Issuing Bank, as applicable, under this Agreement or any other Loan Document; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Loan Document. This Agreement embodies the entire agreement and understanding among the Banks, the Swing Line Lender, the Issuing Bank, the Agent and the Borrower and supersedes all prior agreements and understandings relating to the subject matter hereof.
     SECTION 10.7 REMEDIES CUMULATIVE.
     Each and every right granted to the Agent, the Swing Line Lender, the Issuing Bank and the Banks hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent, the Swing Line Lender, the Issuing Bank or any Bank or the holder of any Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Borrower’s indebtedness, liabilities and obligations under the Notes and this Agreement shall be without regard to any counterclaim, right of offset or any other claim whatsoever which the Borrower may have against any Bank, the Swing Line Lender or the Agent and without regard to any other obligation of any nature whatsoever which any Bank, the Swing Line Lender, the Issuing Bank or the Agent may have to the Borrower, and no such counterclaim or offset shall be asserted by the Borrower in any action, suit or proceeding instituted by any Bank, the Swing Line Lender, the Issuing Bank or the Agent for payment or performance of the Borrower’s indebtedness, liabilities or obligations under the Notes, this Agreement or otherwise.
     SECTION 10.8 FURTHER ASSURANCES.
     At any time and from time to time, upon the request of the Agent, the Borrower, shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Agent may reasonably request in order to fully effect the purposes of this Agreement, the Notes, the other

Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loans, the Swing Line Loans, and the Letters of Credit.
     SECTION 10.9 NOTICES.
     All notices, requests, reports and other communications pursuant to this Agreement except for notices pursuant to Section 2.3 hereof shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested, except for routine reports delivered in compliance with Article 5 hereof which may be sent by ordinary first-class mail), or telecopier, addressed as follows:
(a)	If to the Borrower:

National Consumer Cooperative Bank 1725 Eye Street, N.W. / Suite 600 Washington, D.C. 20006 Attention: Chief Financial Officer Telecopier No.:

with a copy to:

(b)	Goodwin Procter LLP 901 New York Avenue, N.W. Washington, D.C. 20001 Attention: James Chad Oppenheimer Telecopier No.:

(c)	If to any Bank:

To its address set forth below its name on the signature pages hereof, with a copy to the Agent; and,

(d)	If to the Agent, the Swing Line Lender, and the Issuing Bank:

SunTrust Bank 303 Peachtree Street Atlanta, Georgia 30308 Attention: Beverly Bowman Telecopier No.: Email:

with a copy (other than in the case of Borrowing Notices and reports and other documents delivered in compliance with Article 5 hereof) to:

(e)	Alston & Bird LLP 1201 W. Peachtree Street

Atlanta, Georgia 30309 Attention: Rick Blumen, Esq. Telecopier No.:
Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is delivered by hand or such commercial messenger service to such party at its address specified above, or, if sent by mail, on the third Business Day after the day deposited in the mail, postage prepaid, in the case of telecopy notice when sent by telecopy. Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.
     SECTION 10.10 COUNTERPARTS.
     This Agreement may be signed in any number of counterparts (including by telecopy) with the same effect as if the signatures thereto and hereto were upon the same instrument.
     SECTION 10.11 CONSTRUCTION; GOVERNING LAW.
     The headings used in this Agreement and the table of contents are for convenience only and shall not be deemed to constitute a part hereof. All uses herein of the masculine gender or of singular or plural terms shall be deemed to include uses of the feminine or neuter gender or plural or singular terms, as the context may require. THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THEREWITH, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 10.12 SEVERABILITY.
     The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them shall not excuse non-compliance by the Borrower with any other. The Borrower shall not take any action the effect of which shall constitute a breach or violation of any provision of this Agreement.
     SECTION 10.13 BINDING EFFECT; NO ASSIGNMENT OR DELEGATION.
     This Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and to the benefit of the Banks and the Agent and their respective successors and assigns. The rights and obligations of the Borrower under this Agreement shall not be assigned or delegated without the prior written consent of the Agent and each of the Banks, and any purported assignment or delegation without such consent shall be void.

     SECTION 10.14 ASSIGNMENTS; PARTICIPATIONS.
          (a) Any Bank may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Revolving Commitment and the Revolving Loans at the time owing to it); provided, that (i) except in the case of an assignment to a Bank or an Affiliate of a Bank, each of the Borrower and the Agent must give their prior written consent (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Bank or an Affiliate of a Bank or an assignment of the entire amount of the assigning Bank’s Revolving Commitment hereunder or an assignment while an Event of Default has occurred and is continuing, the amount of the Revolving Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $1,000,000 (unless the Borrower and the Agent shall otherwise consent), (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank’s rights and obligations under this Agreement and the other Loan Documents, (iv) the assigning Bank and the assignee shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee payable by the assigning Bank or the assignee (as determined between such Persons) in an amount equal to $3,500 and (v) such assignee, if it is not a Bank, shall deliver a duly completed administrative questionnaire to the Administrative Agent; provided, that any consent of the Borrower otherwise required hereunder shall not be required if an Event of Default has occurred and is continuing. Upon the execution and delivery of such Assignment and Acceptance and payment by such assignee to the assigning Bank of an amount equal to the purchase price agreed between such Persons, such assignee shall become a party to this Agreement and any other Loan Documents to which such assigning Bank is a party and, to the extent of such interest assigned by such Assignment and Acceptance, shall have the rights and obligations of a Bank under this Agreement, and the assigning Bank shall be released from its obligations hereunder to a corresponding extent (and, in the case of an Assignment and Acceptance covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall be entitled to the benefits of Sections 2.20, 2.24, 2.27, 10.1 and 10.2). Upon the consummation of any such assignment hereunder, the assigning Bank, the Agent and the Borrower shall make appropriate arrangements to have new Revolving Notes issued if so requested by either or both the assigning Bank or the assignee. Any assignment or other transfer by a Bank that does not fully comply with the terms of this clause (a) shall be treated for purposes of this Agreement as a sale of a participation pursuant to clause (b) below.
          (b) Each Bank may at any time, without the consent of the Borrower or the Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Bank’s rights and obligations under this Agreement; provided, that (i) such Bank’s obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, and (iii) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement and the other Loan Documents. Any agreement between such Bank and the Participant with respect to such participation shall provide that such Bank shall retain the sole right and responsibility to enforce this Agreement and the other Loan Documents and the right to approve any amendment, modification or waiver of this Agreement and the other Loan Documents; provided, further, that such participation agreement may provide that such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver of this Agreement described in Section 10.6 that directly affects the Participant. The Borrower agrees that each Participant shall be entitled to the benefits of all indemnities and other protections afforded to a Bank to the same extent as if it were a Bank hereunder and had acquired its interest by assignment pursuant to paragraph (a) above.
          (c) Each Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and the Revolving Note to secure its obligations to a Federal Reserve Bank without complying with this Section; provided, that no such pledge or assignment shall release the Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.
     SECTION 10.15 CONFIDENTIALITY.
     Neither the Agent nor any Bank shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Agent or to the Agent’s or such Bank’s Affiliates and their respective officers, directors, employees, attorneys and agents and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) to any direct or indirect contractual counterparty in a swap agreement or such contractual counterparty’s professional advisor (so long as such contractual counterparty or such professional advisor agrees to be bound by the provisions of this Section 10.15), (c) as required by any law, rule or regulation or judicial process, (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking or (e) as reasonably necessary in connection with the exercise of any remedy hereunder.
     SECTION 10.16 PATRIOT ACT.
     The Agent and each Bank hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. Without in any way limiting the obligation of the Borrower and its Subsidiaries to comply with applicable law, including the Patriot Act, the Borrower shall, and shall cause each of its Subsidiaries to, provide to the extent commercially reasonable, such information and take such other actions as are reasonably requested by the Agent or any Bank in order to assist the Agent and the Banks in maintaining compliance with the Patriot Act.
     SECTION 10.17 SURVIVAL OF CERTAIN PROVISIONS.
     Notwithstanding any termination of this Agreement, or of the other Loan Documents, the indemnities and other reimbursement obligations to which the Agent, the Issuing Bank and/or the Banks are entitled under the provisions of Sections 2.4, 2.20, 2.24, 2.27, 10.1 and 10.2 hereof shall continue in full force and effect and shall protect the Agent, the Issuing Bank and the Banks against events arising after such termination as well as before.
[Signature Pages to Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

NATIONAL CONSUMER COOPERATIVE BANK, D/B/A NATIONAL COOPERATIVE BANK

BY:

NAME:
TITLE:

REVOLVING	SUNTRUST BANK,
COMMITMENT	AS ADMINISTRATIVE AGENT, AS A BANK, AS
$40,000,000.00	ISSUING BANK, AND AS SWING LINE LENDER

BY:

NAME:
TITLE:

LENDING OFFICE FOR BASE RATE
LOANS AND LIBOR LOANS AND
ADDRESS FOR NOTICES:

303 PEACHTREE STREET, N.E.
10th FLOOR
ATLANTA, GEORGIA 30308
ATTN:

TELEPHONE NO.:
TELECOPIER NO.:

REVOLVING	PNC BANK, NATIONAL ASSOCIATION
COMMITMENT
$35,000,000.00
BY:

NAME:
TITLE:

LENDING OFFICE FOR BASE RATE
LOANS AND LIBOR LOANS AND
ADDRESS FOR NOTICES:

500 FIRST AVENUE
PITTSBURGH, PENNSYLVANIA 15219
ATTN:

TELEPHONE NO.:
TELECOPIER NO.:

REVOLVING	WACHOVIA BANK, N.A.
COMMITMENT
$35,000,000.00
BY:

NAME:
TITLE:

LENDING OFFICE FOR BASE RATE
LOANS AND LIBOR LOANS AND
ADDRESS FOR NOTICES:

2015 COLLEGE STREET, NC1183
CHARLOTTE, NORTH CAROLINA 28244-0002
ATTN:

TELEPHONE NO.:
TELECOPIER NO.:

REVOLVING	CALYON NEW YORK BRANCH
COMMITMENT
$35,000,000.00
BY:

NAME:
TITLE:

LENDING OFFICE FOR BASE RATE
LOANS AND LIBOR LOANS AND
ADDRESS FOR NOTICES:

1301 6th AVENUE
NEW YORK, NEW YORK 10019
ATTN:

TELEPHONE NO.:
TELECOPIER NO.:

REVOLVING	UNION BANK OF CALIFORNIA, N.A.
COMMITMENT
$35,000,000.00
BY:

NAME:
TITLE:

LENDING OFFICE FOR BASE RATE
LOANS AND LIBOR LOANS AND
ADDRESS FOR NOTICES:

1980 SATURN STREET
MONTEREY PARK, CALIFORNIA 91755
ATTN:

TELEPHONE NO.:
TELECOPIER NO.:

REVOLVING	JP MORGAN CHASE BANK NY
COMMITMENT
$25,000,000.00
BY:

NAME:
TITLE:

LENDING OFFICE FOR BASE RATE LOANS AND LIBOR LOANS AND ADDRESS FOR NOTICES:

120 S. LASALLE STREET
9th FLOOR
CHICAGO, ILLINOIS 60603-3403
ATTN:

TELEPHONE NO.:
TELECOPIER NO.:

REVOLVING	BANK OF AMERICA, N.A.
COMMITMENT
$20,000,000.00
BY:

NAME:
TITLE:

LENDING OFFICE FOR BASE RATE
LOANS AND LIBOR LOANS AND
ADDRESS FOR NOTICES:

101 NORTH TRYON STREET
39th FLOOR
CHARLOTTE, NORTH CAROLINA 28255
ATTN:

TELEPHONE NO.:
TELECOPIER NO.:

REVOLVING	CREDIT SUISSE, CAYMAN ISLANDS BRANCH
COMMITMENT
$20,000,000.00
BY:

NAME:
TITLE:

BY:

NAME:
TITLE:

LENDING OFFICE FOR BASE RATE
LOANS AND LIBOR LOANS AND
ADDRESS FOR NOTICES:

ONE MADISON AVENUE
NEW YORK, NEW YORK 10010
ATTN:

TELEPHONE NO.:
TELECOPIER NO.:

REVOLVING	MANUFACTURERS AND TRADERS TRUST COMPANY
COMMITMENT
$20,000,000.00
BY:

NAME:
TITLE:

LENDING OFFICE FOR BASE RATE
LOANS AND LIBOR LOANS AND
ADDRESS FOR NOTICES:

ONE FOUNTAIN PLAZA
BUFFALO, NEW YORK 14203
ATTN:

TELEPHONE NO.:
TELECOPIER NO.:

REVOLVING	LASALLE BANK N.A.
COMMITMENT
$17,500,000.00
BY:

NAME:
TITLE:

LENDING OFFICE FOR BASE RATE
LOANS AND LIBOR LOANS AND
ADDRESS FOR NOTICES:

135 SOUTH LASALLE STREET
SUITE 530
CHICAGO, ILLINOIS 60603
ATTN:

TELEPHONE NO.:
TELECOPIER NO.:

REVOLVING	COÖPERATIEVE CENTRALE RAIFFEISEN
COMMITMENT	BOERENLEENBANK B.A., “RABOBANK
$17,500,000.00	INTERNATIONAL”, NEW YORK BRANCH

BY:

NAME:
TITLE:

BY:

NAME:
TITLE:

LENDING OFFICE FOR BASE RATE
LOANS AND LIBOR LOANS AND
ADDRESS FOR NOTICES:

10 EXCHANGE PLACE
16TH FLOOR
JERSEY CITY, NEW JERSEY 07302
ATTN:

TELEPHONE NO.:
TELECOPIER NO.:

REVOLVING	MIZUHO CORPORATE BANK (USA)
COMMITMENT
$15,000,000.00
BY:

NAME:
TITLE:

LENDING OFFICE FOR BASE RATE
LOANS AND LIBOR LOANS AND
ADDRESS FOR NOTICES:

1800 PLAZA TEN
JERSEY CITY, NEW JERSEY 07311
ATTN:

TELEPHONE NO.:
TELECOPIER NO.:

REVOLVING	U.S. BANK N.A.
COMMITMENT
$15,000,000.00
BY:

NAME:
TITLE:

LENDING OFFICE FOR BASE RATE
LOANS AND LIBOR LOANS AND
ADDRESS FOR NOTICES:

777 EAST WISCONSIN AVENUE
MILWAUKEE, WISCONSIN 53202
ATTN:

TELEPHONE NO.:
TELECOPIER NO.:

REVOLVING	THE BANK OF NOVA SCOTIA
COMMITMENT
$10,000,000.00
BY:

NAME:
TITLE:

LENDING OFFICE FOR BASE RATE
LOANS AND LIBOR LOANS AND
ADDRESS FOR NOTICES:

720 KING STREET WEST
2nd FLOOR
TORONTO, ONTARIO M5V 2T3
ATTN:

TELEPHONE NO.:
TELECOPIER NO.:

REVOLVING	TAIPEI FUBON COMMERCIAL BANK,
COMMITMENT	NEW YORK AGENCY
$5,000,000.00
BY:

NAME:
TITLE:

LENDING OFFICE FOR BASE RATE
LOANS AND LIBOR LOANS AND
ADDRESS FOR NOTICES:

100 WALL STREET
14TH FLOOR
NEW YORK, NEW YORK 10005
ATTN:

TELEPHONE NO.:
TELECOPIER NO.:

REVOLVING	FIRST COMMERCIAL BANK, LOS ANGELES BRANCH
COMMITMENT
$5,000,000.00
BY:

NAME:
TITLE:

LENDING OFFICE FOR BASE RATE
LOANS AND LIBOR LOANS AND
ADDRESS FOR NOTICES:

515 SOUTH FLOWER STREET
SUITE 1050
LOS ANGELES, CALIFORNIA 90071
ATTN:

TELEPHONE NO.:
TELECOPIER NO.:

EXHIBITS AND SCHEDULES
EXHIBITS

A-1	Form of Revolving Note

A-2	Form of Swing Line Note

B	Form of Assignment and Acceptance

C-1	Form of Notice of Revolving Loan Borrowing

C-2	Form of Request for Swing Line Loan Borrowing
SCHEDULES

1	Applicable Margin / Applicable Percentage

3.1	States of Incorporation and Qualification, and Capitalization and Ownership of Stock of, Borrower

3.2	Consents, Waivers, Approvals; Violation of Agreements

3.5	Permitted Security Interests, Liens and Encumbrances

3.6	Judgments, Actions, Proceedings

3.7	Compliance with Laws, Regulations, Agreements

3.8	Burdensome Documents

3.9	Financial Statements

3.10	Taxes

3.13	Name Changes, Mergers, Acquisitions

3.15	Employee Grievances

3.17	Employee Benefit Plans

6.4	Trademarks and Tradenames

7.1	Permitted Indebtedness and Guaranties

7.13	Transactions with Affiliates

EXHIBIT A-1
TO CREDIT AGREEMENT
BY AND AMONG
NATIONAL CONSUMER COOPERATIVE BANK
AND
CERTAIN BANKS NAMED THEREIN
AND
SUNTRUST BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS
FORM OF REVOLVING NOTE

[Revolving Commitment Amount]	Due April 29, 2011
     FOR VALUE RECEIVED, NATIONAL CONSUMER COOPERATIVE BANK D/B/A NATIONAL COOPERATIVE BANK, (the “Borrower”), hereby promises to pay to the order of [ ] (the “Bank”) by payment to the Agent for the account of the Bank the principal sum of [amount of Revolving Commitment] ($                    ) Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Bank under the Credit Agreement hereinafter defined, shown on the schedule annexed hereto and any continuation thereof), in lawful money of the United States of America and in immediately available funds on the date or dates determined as provided in the Credit Agreement but in no event later than April 29, 2011.
     The Borrower further promises to pay to the order of the Bank by payment to the Agent for the account of the Bank interest on the unpaid principal amount of each Revolving Loan from the date such Revolving Loan is made until paid in full, payable at such rates and at such times as provided for in the Credit Agreement.
     The Bank has been authorized by the Borrower to record on the schedule annexed to this Revolving Note (or on any continuation thereof) the amount, type, due date and interest rate of each Revolving Loan made by the Bank under the Credit Agreement and the amount of each payment or prepayment of principal and the amount of each payment of interest of each such Revolving Loan received by the Bank, it being understood, however, that failure to make any such notation shall not affect the rights of the Bank or the obligations of the Borrower hereunder or under the Credit Agreement in respect of such Loans. Such notations shall be deemed correct, absent manifest error.
     This Revolving Note is one of the Notes referred to in the Credit Agreement (the “Credit Agreement”) dated as of May 1, 2006, among the Borrower, the Banks and SunTrust Bank, as Administrative Agent for the Banks and evidences the Revolving Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

     Upon the occurrence of an Event of Default, under the Credit Agreement, the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
     The Borrower may at its option prepay all or any part of the principal of this Revolving Note before maturity upon and subject to the terms provided in the Credit Agreement.
     The Borrower agrees to pay costs of collection and reasonable attorneys’ fees in case default occurs in the payment of this Revolving Note.
     Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.
     This Revolving Note has been executed and delivered this [___] day of                     , 2006 in New York, New York, and shall be construed in accordance with and governed by the internal laws of the State of New York.

NATIONAL CONSUMER COOPERATIVE BANK D/B/A NATIONAL COOPERATIVE BANK

BY:

NAME:

TITLE:

2

SCHEDULE TO REVOLVING NOTE
MADE BY NATIONAL CONSUMER COOPERATIVE BANK
IN FAVOR OF
     This Note evidences the Revolving Loans made under the within described Agreement, in the principal amounts, of the types (Base Rate Loans or LIBOR Loans) and on the dates set forth below, subject to the payments or prepayments set forth below:

DUE
DATE MADE	PRINCIPAL	TYPE	DATE	INTEREST	AMOUNT OF
OR	AMOUNT	OF	OF	RATE ON	PAYMENT OR	BALANCE	NOTATION
CONVERTED	OF LOAN	LOAN	LOAN	LOAN	PREPAYMENT	OUTSTANDING	MADE BY

EXHIBIT A-2
TO CREDIT AGREEMENT
BY AND AMONG
NATIONAL CONSUMER COOPERATIVE BANK
AND
CERTAIN BANKS NAMED THEREIN
AND
SUNTRUST BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS
FORM OF SWING LINE NOTE

$30,000,000	Due April 29, 2011
     FOR VALUE RECEIVED, NATIONAL CONSUMER COOPERATIVE BANK D/B/A NATIONAL COOPERATIVE BANK (the “Borrower”), hereby promises to pay to the order of SUNTRUST BANK (the “Bank”) by payment to the Bank the principal sum of THIRTY MILLION DOLLARS ($30,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Swing Line Loans made by the Bank under the Credit Agreement hereinafter defined, shown on the schedule annexed hereto and any continuation thereof), in lawful money of the United States of America and in immediately available funds on the date or dates determined as provided in the Credit Agreement but in no event later than April 29, 2011.
     The Borrower further promises to pay to the Bank interest on the unpaid principal amount of each Swing Line Loan from the date such Swing Line Loan is made until paid in full, payable at such rates and at such times as provided for in the Credit Agreement.
     The Bank has been authorized by the Borrower to record on the schedule annexed to this Swing Line Note (or on any continuation thereof) the amount, due date and interest rate of each Swing Line Loan made by the Bank under the Credit Agreement and the amount of each payment of principal and the amount of each payment of interest of each such Swing Line Loan received by the Bank, it being understood, however, that failure to make any such notation shall not affect the rights of the Bank or the obligations of the Borrower hereunder or under the Credit Agreement in respect of such Swing Line Loans. Such notations shall be deemed correct, absent manifest error.
     This Swing Line Note is the Swing Line Note referred to in the Credit Agreement (the “Credit Agreement”) dated as of May 1, 2006 among the Borrower, the Banks and SunTrust Bank, as Administrative Agent for the Banks and evidences the Swing Line Loans made by the Bank thereunder. Capitalized terms used in this Swing Line Note have the respective meanings assigned to them in the Credit Agreement.
     Upon the occurrence of an Event of Default, under the Credit Agreement, the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
     The Borrower agrees to pay costs of collection and reasonable attorneys’ fees in case default occurs in the payment of this Swing Line Note.

     Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.
     This Swing Line Note has been executed and delivered this [___] day of                     , 2006 in New York, New York, and shall be construed in accordance with and governed by the laws of the State of New York.

NATIONAL CONSUMER COOPERATIVE BANK D/B/A NATIONAL COOPERATIVE BANK

BY:

NAME:

TITLE:

2

SCHEDULE TO SWING LINE NOTE
MADE BY
NATIONAL CONSUMER COOPERATIVE BANK
IN FAVOR OF SUNTRUST BANK
     This Swing Line Note evidences the Swing Line Loans made under the within described Agreement, in the principal amounts, and on the dates set forth below, subject to the payments set forth below:

	PRINCIPAL		INTEREST
	AMOUNT OF	DUE DATE	RATE ON	AMOUNT OF	BALANCE	NOTATION
DATE MADE	LOAN	OF LOAN	LOAN	PAYMENT	OUTSTANDING	MADE BY

EXHIBIT B
TO CREDIT AGREEMENT
BY AND AMONG
NATIONAL CONSUMER COOPERATIVE BANK
AND
CERTAIN BANKS NAMED THEREIN
AND
SUNTRUST BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS
FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
     Reference is made to the Credit Agreement dated as of                      ___, 2006 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) among NATIONAL CONSUMER COOPERATIVE BANK D/B/A NATIONAL COOPERATIVE BANK, a corporation chartered by Act of Congress of the United States (the “Borrower”), the Banks party thereto and SunTrust Bank, as Swing Line Lender, Issuing Bank and as Agent for the Banks (the “Agent”).
     The “ASSIGNOR” and the “ASSIGNEE” referred to on Schedule I hereto agree as follows:
     1. The Assignor hereby sells and assigns to the Assignee, without recourse, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement (including, without limitation, its Revolving Commitment, together with participation interests in the LC Exposure and the Swing Line Exposure) as of the date hereof equal to the percentage interest specified on Schedule I hereto of all outstanding rights and obligations under the Credit Agreement as specified on Schedule I hereto. After giving effect to such sale and assignment, the Assignee’s Revolving Commitment and the amount of the Revolving Loans owing to the Assignee will be as set forth on Schedule I hereto.
     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness or sufficiency of the Loan Documents or any other instrument, agreement or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument, agreement or document furnished pursuant thereto; and (iv) attaches the Revolving Note held by the Assignor and requests that the Agent exchange such Note for a new Revolving Note payable to the order of the Assignee in an amount equal to the Revolving Commitment assumed by the Assignee pursuant hereto and a new Revolving Note payable to the order of the Assignor in an amount equal to the Revolving Commitment retained by the Assignor under the Credit Agreement as specified on Schedule I hereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the Financial Statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Bank; and (v) attaches any U.S. Internal Revenue Service forms or other forms required under the Credit Agreement.
     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent, together with the processing and recordation fee specified in the Credit Agreement, for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule I hereto.
     5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
     6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Note in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Note for periods prior to the Effective Date directly between themselves.
     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its conflicts of law principles).
     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by telecopier shall be as effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

2

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule I to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.
[See Schedule I attached hereto]

3

SCHEDULE I
TO
ASSIGNMENT AND ACCEPTANCE
As to the Revolving Commitment in respect of which an interest is being assigned:

Percentage interest assigned:			%
Assignee’s Revolving Commitment:		$
Aggregate outstanding principal amount
of Revolving Loans assigned:		$
Principal amount of Revolving
Note payable to Assignee:		$
Principal amount of Revolving
Note payable to Assignor:		$
Effective Date (if other than date of acceptance by Agent):	, 20___

[NAME OF ASSIGNOR], AS ASSIGNOR

By :

Title:

Dated:

[NAME OF ASSIGNEE], AS ASSIGNEE

By :

Name:

Title:

Dated:

DOMESTIC LENDING OFFICE:

EURODOLLAR LENDING OFFICE:

ACCEPTED THIS __ DAY OF , 20__

SUNTRUST BANK, AS AGENT

By:

Name:

Title:

[CONSENTED TO THIS __ DAY OF , 20__

NATIONAL CONSUMER COOPERATIVE BANK D/B/A NATIONAL COOPERATIVE BANK

By:

Name:

Title:	]1

1	The Borrower has the right to consent to an assignment only if no Event of Default is then existing and continuing.

EXHIBIT C-1
TO CREDIT AGREEMENT
BY AND AMONG
NATIONAL CONSUMER COOPERATIVE BANK
AND
CERTAIN BANKS NAMED THEREIN
AND
SUNTRUST BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS
FORM OF NOTICE OF REVOLVING LOAN BORROWING
                    , 20___
SunTrust Bank, as Administrative Agent
303 Peachtree Street
Atlanta, Georgia 30308
Attention: Beverly Bowman
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement dated as of                      ___, 2006 (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) among National Consumer Cooperative Bank, a corporation chartered by Act of Congress of the United States which conducts business under the trade name National Cooperative Bank (the “Borrower”), the Banks named therein (the “Banks”), and SunTrust Bank, as Issuing Bank, Swing Line Lender, and Administrative Agent (the “Agent”).
     Pursuant to Section 2.3(a) of the Credit Agreement, the Borrower hereby requests a Revolving Loan borrowing in an amount equal to $                     to the Borrower.
     The Borrower hereby requests that the Revolving Loan to be made available by the Banks pursuant hereto shall be a                                          [Select either a LIBOR Loan or Base Rate Loan]. [In the event the Borrower selects a LIBOR Loan:] [The Borrower hereby requests that the initial Interest Period for such Revolving Loan be for a duration of                                         .]
     The Borrower requests that the Revolving Loan be made available to the Borrower on                     , 20___.
     The Agent is instructed to make the proceeds of such Revolving Loan available to the Borrower at                                                  .
     The Borrower hereby certifies that:

(a) no Event of Default or Default exists as of the date hereof or will occur or exist after giving effect to the Revolving Loan requested hereby; and
(b) the representations and warranties of the Borrower set forth in Article 3 of the Credit Agreement remain true and correct in all material respects on and as of the date hereof.
     If notice of this Revolving Loan borrowing has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 2.3(a) of the Credit Agreement.

NATIONAL CONSUMER COOPERATIVE BANK D/B/A NATIONAL COOPERATIVE BANK

By:

Title:

2

EXHIBIT C-2
TO CREDIT AGREEMENT
BY AND AMONG
NATIONAL CONSUMER COOPERATIVE BANK
AND
CERTAIN BANKS NAMED THEREIN
AND
SUNTRUST BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS
FORM OF REQUEST FOR SWING LINE BORROWING
                    , 20__
SunTrust Bank, as Administrative Agent
  and as Swing Line Lender
303 Peachtree Street
Atlanta, Georgia 30308
Attention: Beverly Bowman
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement dated as of                      ___, 2006 (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) among National Consumer Cooperative Bank, a corporation chartered by Act of Congress of the United States which conducts business under the trade name National Cooperative Bank (the “Borrower”), the Banks named therein (the “Banks”), and SunTrust Bank, as Issuing Bank, Swing Line Lender, and Administrative Agent (the “Agent”).
     Pursuant to Section 2.3(b) of the Credit Agreement, the Borrower hereby requests that the Swing Line Lender make an offer to make a Swing Line Loan in an amount equal to $                     to the Borrower.
     The Borrower requests that the Swing Line Loan be made available to the Borrower on [the date hereof][                    , 20___].
     If the Swing Line Lender and the Borrower agree upon the terms of a Swing Line Loan requested hereby, the Agent is instructed to make the proceeds of such Swing Line Loan available to the Borrower at                                                                                 .
     The Borrower hereby further certifies that:

(a) no Event of Default or Default exists as of the date hereof or will occur or exist after giving effect to the Swing Line Loan requested hereby; and
(b) the representations and warranties of the Borrower set forth in Article 3 of the Credit Agreement remain true and correct in all material respects on and as of the date hereof.
     If notice of this request for Swing Line Loan borrowing has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 2.3(b) of the Credit Agreement.

NATIONAL CONSUMER COOPERATIVE BANK D/B/A NATIONAL COOPERATIVE BANK

By:

Title:

2

SCHEDULE 1
TO CREDIT AGREEMENT
BY AND AMONG
NATIONAL CONSUMER COOPERATIVE BANK
AND
CERTAIN BANKS NAMED THEREIN
AND
SUNTRUST BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS
APPLICABLE MARGIN
Part I

	Level I	Level II	Level III	Level IV	Level V
Rating Category	≥A-/A3	BBB+/Baa1	BBB/Baa2	BBB-/Baa3	<BBB-/Baa3

Applicable Percentage/Commitment Fee (bps)	0.15%	0.175%	0.20%	0.25%	0.30%

Applicable Margin (bps)	0.35%	0.40%	0.55%	0.75%	1.25%
     If the Borrower is split-rated and (i) the ratings differential is one category, the higher of the two Ratings will apply or (ii) the ratings differential is more than one category, the rate shall be determined by reference to the category next above that of the lower of the two Ratings. If the Borrower is only rated by one of the Ratings Agencies, the Rating of that agency shall apply.
Part II

	Level I	Level II	Level III	Level IV	Level V
Consolidated Debt/ Adjusted Net Worth	< 6.25:x	≥ 6.25x and < 7.25x	≥ 7.25x and <8.25x	≥ 8.25x and <9.25x	≥9.25x

Applicable Percentage/Commitment Fee (bps)	0.15%	0.175%	0.20%	0.25%	0.30%

Applicable Margin (bps)	0.35%	0.40%	0.55%	0.75%	1.25%

SCHEDULE 3.1
TO CREDIT AGREEMENT
BY AND AMONG
NATIONAL CONSUMER COOPERATIVE BANK
AND
CERTAIN BANKS NAMED THEREIN
AND
SUNTRUST BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS
STATES OF INCORPORATION AND QUALIFICATION,
AND CAPITALIZATION AND OWNERSHIP OF STOCK
OF BORROWER AND SUBSIDIARIES.

Jurisdiction of
Name	Incorporation/Qualifications	Capitalization
National Consumer Cooperative Bank, d/b/a National Cooperative Bank (“NCB”)	U.S. Congress 12 U.S.C. §3001-3051	Classes B, C and D shares in accordance with 12 U.S.C. §3014

NCB Capital Corporation (wholly owned subsidiary of NCB)	Delaware (Qualified in the District of Columbia, New York, Illinois, California, and New Jersey)	Authorized Class A Preferred: 1,000 Outstanding Class A Preferred: 955 Authorized Class B Preferred: 100
Outstanding Class B Preferred: 50
Authorized Class C Preferred: 1,000 Outstanding Class C Preferred -0- Authorized Common: 10,000 Outstanding Common: 10,000

NCB Financial Corporation (wholly owned subsidiary of NCB)	Delaware	Authorized Common: 1,000 Outstanding Common: 1,000

2

Jurisdiction of
Name	Incorporation/Qualifications	Capitalization
NCB,FSB (wholly owned subsidiary of NCB Financial Corporation)	U.S. (Office of Thrift Supervision)	Authorized Common: 1,000 Outstanding Common: 1,000

EOS Financial Group, Inc. (wholly owned subsidiary of NCB)	Delaware (Qualified in District of Columbia and California)	Authorized Common: 10,000 Outstanding Common: 1,000

NCB Development Corporation (Affiliate)	District of Columbia non-profit corporation (“NCBDC”)	NCB was directed by 12 U.S.C.§3051(b) to organize NCBDC, a 501(c)(3) corporation which has no capital stock. The members of NCBDC select its Board of Directors. The members of NCBDC are the members of NCB’s Board of Directors

3

SCHEDULE 3.2
TO CREDIT AGREEMENT
BY AND AMONG
NATIONAL CONSUMER COOPERATIVE BANK
AND
CERTAIN BANKS NAMED THEREIN
AND
SUNTRUST BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS
CONSENTS, WAIVERS, APPROVALS,
VIOLATIONS OF AGREEMENTS
NONE

SCHEDULE 3.5
TO CREDIT AGREEMENT
BY AND AMONG
NATIONAL CONSUMER COOPERATIVE BANK
AND
CERTAIN BANKS NAMED THEREIN
AND
SUNTRUST BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS
PERMITTED SECURITY INTERESTS,
LIENS AND ENCUMBRANCES
The Thrift has, or may from time to time, under pledge to the Federal Home Loan Bank of Cincinnati (“FHLBC”), certain or all of its loans and securities under a Blanket Agreement for Advances and Security Agreement which allows a blanket lien to secure borrowings from FHLBC.
The Borrower extends lines of credit to NCB Capital Corporation, secured by all assets of NCB Capital pursuant to certain Business Loan/Security Agreements.
The Borrower, the Thrift, NCB Capital and special purpose corporation subsidiaries of the Borrower sell mortgage loans, ESOP loans and other loans from its portfolio in the ordinary course of business, structured either as an Asset Securitization or a sale of whole loans. The SPV or other purchaser typically provides for an alternative security interest and files a financing statement covering such loans in order to protect itself against a subsequent determination that such sale was not a sale but rather a loan.
The Borrower and its Subsidiaries may, from time to time, permit Liens on their respective assets as permitted by Sections 7.2(c) and (d) of the Agreement.

SCHEDULE 3.6
TO CREDIT AGREEMENT
BY AND AMONG
NATIONAL CONSUMER COOPERATIVE BANK
AND
CERTAIN BANKS NAMED THEREIN
AND
SUNTRUST BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS
JUDGMENTS, ACTION, PROCEEDINGS
The Borrower and NCB Capital Corporation on March 3, 2006, were served with a summons and complaint naming them as defendants in Certified Environments, Inc., and Gregory Paulay v. NCB Capital Corporation, et al, Case No. SC 088835, Superior Court of the State of California for the County of Los Angeles (the “CEI Case”). Exhibit A to the Complaint is a First Amended Complaint filed in the same Court in Ocean Towers Housing Corporation v. Certified Environments, Inc., et al., SC 084881 (the “OT Case”), which does not name the Borrower or any subsidiary as a defendant but which makes various claims against CEI and others for fraud, breach of fiduciary duty and other claims arising out of services and products involved in the Project discussed below.
     The complaint filed by Certified Environments, Inc. (“CEI”) asserts claims against the Borrower for contractual indemnity and breach of contract based upon a contract in which the Borrower retained CEI in 2001 for construction management and inspection services in connection with a construction loan by NCB Capital Corporation to Ocean Towers. It also asserts claims against NCB Capital Corporation and other defendants for equitable indemnity and implied indemnity as well as declaratory relief. The indemnification demanded against all defendants is against any judgment that Ocean Towers may obtain against CEI in the OT Case. The Borrower and NCB Capital Corporation will respond to the Complaint on May 3, 2006, pursuant to an extension granted.
     All of the parties to both cases were involved in some way in a Project involving the major renovation of the Ocean Towers residential cooperative in 2001-2003 after major earthquake damage. In prior litigation brought by Ocean Towers in 2001 against Freeman/Waters, construction contractors that Ocean Towers had fired from the Project, Ocean Towers Housing Corporation v. L.E. Waters Construction Co., No. SC 06786, Freeman/Waters filed cross complaints against Ocean Towers, the Borrower, NCB Capital Corporation, CEI, and others. That litigation was settled in a July 2002 agreement that included broad releases in which, for example, all parties including CEI and Ocean Towers released the Borrower and NCB Capital Corporation and any related persons from “any and all manner of action or actions ...for indemnity or otherwise, suits ..., contracts, promises, liabilities ....whether known or unknown ..., which the parties have or may have by reason of any matter, cause or thing whatsoever ... based upon or related to the” lawsuit or the renovation Project.

     No damage amount that might be the amount of possible indemnification is asserted in the complaints in either the OT Case or the CEI Case, but the amount that will be asserted may be material.

2

SCHEDULE 3.7
TO CREDIT AGREEMENT
BY AND AMONG
NATIONAL CONSUMER COOPERATIVE BANK
AND
CERTAIN BANKS NAMED THEREIN
AND
SUNTRUST BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS
COMPLIANCE WITH LAWS, REGULATIONS AND AGREEMENTS
NONE. See Schedule 3.6 for litigation alleging breach of contract by Borrower and NCB Capital Corporation.

SCHEDULE 3.8
TO CREDIT AGREEMENT
BY AND AMONG
NATIONAL CONSUMER COOPERATIVE BANK
AND
CERTAIN BANKS NAMED THEREIN
AND
SUNTRUST BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS
BURDENSOME DOCUMENTS
NONE

SCHEDULE 3.9
TO CREDIT AGREEMENT
BY AND AMONG
NATIONAL CONSUMER COOPERATIVE BANK
AND
CERTAIN BANKS NAMED THEREIN
AND
SUNTRUST BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS
FINANCIAL STATEMENTS
NONE

SCHEDULE 3.10
TO CREDIT AGREEMENT
BY AND AMONG
NATIONAL CONSUMER COOPERATIVE BANK
AND
CERTAIN BANKS NAMED THEREIN
AND
SUNTRUST BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS
TAXES
NONE

SCHEDULE 3.13
TO CREDIT AGREEMENT
BY AND AMONG
NATIONAL CONSUMER COOPERATIVE BANK
AND
CERTAIN BANKS NAMED THEREIN
AND
SUNTRUST BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS
NAME CHANGES, MERGERS, ACQUISITIONS
1.	Effective October 1, 2001, NCB Savings Bank, FSB, changed its name to NCB, FSB.

2.	On or about June 14, 2001, NCB Franchise Services, Inc., which was a wholly owned subsidiary of NCB NetPlatform, Inc. (which was a wholly owned subsidiary of the Borrower), purchased substantially all of the assets of Frandata Corporation. Those assets were sold in February 2004, and both of the subsidiaries were subsequently dissolved.

3.	NCB caused the incorporation of NCB Financial Advisors, Inc., a wholly-owned subsidiary, in September 2000. On June 25, 2001, an amendment to the certificate of incorporation was filed with the Secretary of State of Delaware changing the name to EOS Financial Group, Inc.

SCHEDULE 3.15
TO CREDIT AGREEMENT
BY AND AMONG
NATIONAL CONSUMER COOPERATIVE BANK
AND
CERTAIN BANKS NAMED THEREIN
AND
SUNTRUST BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS
EMPLOYEE GRIEVANCES
NONE

SCHEDULE 3.17
TO CREDIT AGREEMENT
BY AND AMONG
NATIONAL CONSUMER COOPERATIVE BANK
AND
CERTAIN BANKS NAMED THEREIN
AND
SUNTRUST BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS
EMPLOYEE BENEFIT PLANS
The Borrower maintains a defined contribution retirement plan which covers substantially all its employees, after one year of eligibility. Under the plan, the Borrower makes an annual contribution of six percent of the compensation (up to the IRS maximum, currently $220,000, and not including overtime or bonuses) of plan participants. The contribution is non-integrated. Participants’ rights in the plan vest over six years.
The Borrower also maintains an employee thrift plan pursuant to Section 401(k) of the Internal Revenue Code in which all employees are eligible to participate. Under the plan, the Borrower will match employee contributions to the plan up to six percent of net compensation. Participants’ rights in the plan vest upon contribution.

SCHEDULE 6.4
TO CREDIT AGREEMENT
BY AND AMONG
NATIONAL CONSUMER COOPERATIVE BANK
AND
CERTAIN BANKS NAMED THEREIN
AND
SUNTRUST BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS
TRADEMARKS AND TRADENAMES
The Borrower and its Subsidiaries are currently considering changes to some of their respective marks, logos, trade names, and slogans. As part of that process, certain rights in existing marks, logos, trade names, and slogans may lapse.

SCHEDULE 7.1
TO CREDIT AGREEMENT
BY AND AMONG
NATIONAL CONSUMER COOPERATIVE BANK
AND
CERTAIN BANKS NAMED THEREIN
AND
SUNTRUST BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS
PERMITTED INDEBTEDNESS AND GUARANTIES
1. Demand and term deposits at the Thrift or other Financial Institution Subsidiaries up to the amounts provided for in Section 7.9(i) of the Agreement
2. Indebtedness of the Thrift secured by Liens identified in Schedule 3.5
3. Indebtedness of NCB Capital Corporation secured by Liens identified in Schedule 3.5

SCHEDULE 7.13
TO CREDIT AGREEMENT
BY AND AMONG
NATIONAL CONSUMER COOPERATIVE BANK
AND
CERTAIN BANKS NAMED THEREIN
AND
SUNTRUST BANK, AS ADMINISTRATIVE AGENT FOR THE BANKS
TRANSACTIONS WITH AFFILIATES
1. Annual charitable contributions by the Borrower to NCB Development Corporation
2. Unsecured $15 million line of credit from the Borrower to NCB Development Corporation

CREDIT AGREEMENT
BY AND AMONG
NATIONAL CONSUMER COOPERATIVE BANK,
D/B/A NATIONAL COOPERATIVE BANK,
AS BORROWER
AND
THE BANKS SIGNATORY HERETO,
PNC BANK, NATIONAL ASSOCIATION
AND
WACHOVIA BANK, N.A.,
AS CO- SYNDICATION AGENTS
CALYON NEW YORK BRANCH
AND
UNION BANK OF CALIFORNIA, N.A.,
AS CO-DOCUMENTATION AGENTS
AND
SUNTRUST BANK,
AS ADMINISTRATIVE AGENT
DATED AS OF MAY 1, 2006
SUNTRUST CAPITAL MARKETS, INC.
LEAD ARRANGER AND BOOK MANAGER